Filed pursuant to Rule 424(b)(3)
Registration No. 333-177563

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.
SUPPLEMENT NO. 6, DATED AUGUST 22, 2013,
TO THE PROSPECTUS, DATED AUGUST 23, 2012

This prospectus supplement, or this Supplement No. 6, is part of the prospectus of American Realty Capital Global Trust, Inc., or the Company, dated August 23, 2012, or the Prospectus, as supplemented by Supplement No. 3, dated April 25, 2013, or Supplement No. 3, Supplement No. 4, dated May 23, 2013, or Supplement No. 4 and Supplement No. 5, dated July 15, 2013, or Supplement No. 5. This Supplement No. 6 supplements, modifies, supersedes and replaces certain information contained in the Prospectus, Supplement No. 3, Supplement No. 4 and Supplement No. 5 and should be read in conjunction with the Prospectus. This Supplement No. 6 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 6 is to, among other things:

•	update the status of the offering, the shares currently available for sale, the status of distributions, the status of our share repurchase program, information regarding dilution, the status of fees paid and deferred, real estate investment summary, the elimination of asset management fees paid in cash or stock and selected financial data;
•	modify disclosure relating to our service provider;
•	disclose changes to investor suitability standards for California, Iowa, North Dakota, Ohio and Texas investors;
•	modify disclosure relating to our organizational structure;
•	update disclosure relating to our transfer agent;
•	modify disclosure relating to the compensation of our advisor;
•	update our risk factors;
•	modify disclosure relating to our management;
•	modify disclosure relating to management compensation;
•	update disclosure relating to our investment objectives;
•	add disclosure relating to our real estate investments;
•	update disclosure relating to the reorganization of the parent of our sponsor;
•	update disclosure relating to our affiliates;
•	update prior performance information;
•	update disclosure relating to access to our records;
•	update disclosure relating to our share repurchase program;
•	update the Experts section in the Prospectus;
•	incorporate certain information by reference;
•	update Appendix A — Prior Performance Tables;
•	update Appendix B — Distribution Reinvestment Plan;
•	replace Appendix C — American Realty Capital Global Trust, Inc. Subscription Agreement in the Prospectus with Appendix C-1 — Subscription Agreement;
•	add disclosure relating to and include Appendix C-2 — Multi-Offering Subscription Agreement;
•	update Appendix D — Transfer on Death Designation; and
•	update Appendix E — Letter of Direction.

	Supplement No. 6 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-4	N/A
Shares Currently Available for Sale	S-4	N/A
Status of Distributions	S-4	N/A
Status of our Share Repurchase Program	S-6	N/A
Information Regarding Dilution	S-6	N/A
Status of Fees Paid and Deferred	S-7	N/A
Real Estate Investment Summary	S-7	N/A
Asset Management Fees	S-8	N/A
Selected Financial Data	S-9	N/A
Prospectus Updates
Cover Page	S-10	Cover Page
Investor Suitability Standards	S-11	i, ii, iii
Prospectus Summary	S-12	1, 2, 4, 5, 6, 10, 14, 15, 17, 18, 19, 21, 22, 24, 28
Risk Factors	S-25	30, 33, 34, 36, 38, 42 – 43, 45
Estimated Use of Proceeds	S-29	67, 69
Management	S-32	72, 73, 77, 80, 84, 86, 87, 89, 90, 91
Management Compensation	S-34	92, 94, 95, 96, 97, 98, 101, 102, 104, 105, 106
Conflicts of Interest	S-47	109, 110-111, 113, 114, 116
Investment Strategy, Objectives and Policies	S-49	120, 122
Valuation Policies	S-50	135
Description of Real Estate Investments	S-50	137
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-54	139
Prior Performance Summary	S-54	146 – 155
Investment by Tax-Exempt Entities and ERISA Considerations	S-64	177
Share Repurchase Program	S-65	194 – 197
Summary of Our Organizational Documents	S-69	199
Summary of Our Operating Partnership Agreement	S-69	206
Plan of Distribution	S-78	213, 214, 215, 217, 219

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 156.6 million shares of common stock, including 101.0 million retail shares and 55.6 million institutional shares, on April 20, 2012 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On August 23, 2012, we filed a new prospectus, offering up to 150.0 million shares of common stock. On October 24, 2012, we satisfied the general escrow conditions of our initial public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to each of AR Capital Global Holdings, LLC, our sponsor, and Moor Park Global Advisers Limited, a subsidiary of our European service provider, in the amount of $1.0 million at a purchase price of $9.00 per share. Subscriptions from residents of Ohio, Tennessee and Pennsylvania will be held in escrow until we have received aggregate subscriptions of at least $20.0 million, $20.0 million and $75.0 million, respectively.

As of June 15, 2013, we had acquired three properties which were 100% leased as of such date. As of June 15, 2013, we had total real estate investments, at cost, of $21.0 million. As of March 31, 2013, we had incurred, cumulatively to that date, $3.8 million in offering costs related to the sale of our common stock.

We will offer shares of our common stock until April 20, 2014, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Shares Currently Available for Sale

As of June 15, 2013, we had received aggregate gross proceeds of $43.1 million, consisting of the sale of 4.4 million shares of common stock in our public offering and the receipt of $0.1 million from the DRIP.

As of June 15, 2013, there were 4.4 million shares of our common stock outstanding, including unvested restricted stock. As of June 15, 2013, there were 145.6 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On October 5, 2012, our board of directors authorized, and we declared, a distribution, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.00194520548 per day, based on a price of $10.00 per share of common stock.

The distributions began to accrue on November 28, 2012, 30 days following our initial property acquisition. Our distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

The first distribution was paid in December 2012 to stockholders of record at the close of business each day during the period November 28, 2012 (30 days following our initial property acquisition) through November 30, 2012. We have continued to pay distributions to our stockholders each month since our initial distribution payment in December 2012.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the three months ended March 31, 2013, distributions paid to common stockholders totaled approximately $49,000, inclusive of approximately $3,000 of distributions reinvested under the DRIP. During the three months ended March 31, 2013, cash used to pay our distributions was generated from cash flows from operations and common stock issued under the DRIP.

During the three months ended December 31, 2012, distributions paid to common stockholders totaled $1,000. During the three months ended December 31, 2012, cash used to pay our distributions was generated from proceeds from our offering.

The following table shows the sources for the payment of distributions to common stockholders for the period indicated:

	Three Months Ended
	March 31, 2013		December 31, 2012
(In thousands)		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions paid in cash	$46		$1
Distributions reinvested	3		—
Total distributions	$49		$1
Source of distribution coverage:
Cash flows provided by operations(1)	$46	93.9%	$—	—%
Proceeds from issuance of common stock	—	—%	1	100.0%
Common stock issued under the DRIP/offering proceeds	3	6.1%	—	—%
Proceeds from financings	—	—%	—	—%
Total sources of distribution coverage	$49	100.0%	$1	100.0%
Cash flows provided by (used in) operations (GAAP(2) basis)(1)	$206		$(193)
Net loss (in accordance with GAAP(2))	$(2)		$(256)

(1)	Cash flows used in operations for the three months ended December 31, 2012 include acquisition and transaction related expenses of $0.2 million. There were no such expenses incurred during the three months ended March 31, 2013.
(2)	Accounting principles generally accepted in the United States of America, or GAAP.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from July 13, 2011 (date of inception) through March 31, 2013:

(In thousands)	For the Period from July 13, 2011 (date of inception) to March 31, 2013
Distributions paid:
Common stockholders in cash	$47
Common stockholders pursuant to DRIP/offering proceeds	3
Total distributions paid	$50
Reconciliation of net loss:
Revenues	$75
Acquisition and transaction-related expenses	(228)
Depreciation and amortization	(51)
Other operating expenses	(204)
Other non-operating income	(23)
Net loss (in accordance with GAAP)(1)	$(431)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Status of our Share Repurchase Program

Under our share repurchase program, or SRP, stockholders may request that we repurchase all or any portion, subject to certain minimum amounts described below, of their shares, if such repurchase does not impair our capital or operations.

After the first quarter following the quarter in which the Company acquires of at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, the repurchase price for shares under the SRP will be based on our net asset value, or NAV. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the SRP. The repurchase of shares will occur on the first business day of each quarter (and in all events on a date other than a dividend payment date). Purchases under the SRP will be limited in any calendar quarter to 1.25% of our NAV as of the last day of the previous calendar quarter, or approximately 5.0% of our NAV in any 12 month period. If we reach the 1.25% limit on repurchases during any quarter, we will not accept any additional repurchase requests for the remainder of such quarter. The SRP will automatically resume on the first day of the next calendar quarter, unless the board of directors determines to suspend the SRP.

Prior to the commencement of the calculation of NAV, the number of shares repurchased may not exceed 5.0% of the weighted average number of shares of common stock outstanding at the end of the previous calendar year and the price per share for repurchases of shares of common stock will be as follows:

•	the lower of $9.25 or 92.5% of the price paid to acquire the shares, for stockholders who have continuously held their shares for at least one year;
•	the lower of $9.50 and 95.0% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least two years;
•	the lower of $9.75 and 97.5% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least three years; and
•	the lower of $10.00 and 100.0% of the price paid to acquire the shares for stockholders who have continuously held their shares for at least four years (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Subject to limited exceptions, stockholders who request the repurchase of shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0%.

When a stockholder requests a repurchase and the repurchase is approved, we reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP have the status of authorized but unissued shares. As of March 31, 2013, we have not received any repurchase requests, and no shares of common stock have been repurchased.

Information Regarding Dilution

Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet and is calculated as (1) total book value of our assets less the net value of intangible assets of $0.8 million at December 31, 2012, (2) minus total liabilities less the net value of intangible liabilities, if applicable, (3) divided by the total number of shares of common and preferred stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our IPO, including commissions, dealer manager fees and other offering costs. As of

December 31, 2012, our net tangible book value per share was $(6.37). The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2012 was $10.00 per common share.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Status of Fees Paid and Deferred

The following table reflects the fees incurred and unpaid to our dealer manager, advisor and property manager as of and for the periods presented:

(In thousands)	Incurred Three Months Ended March 31, 2013	Forgiven Three Months Ended March 31, 2013	Unpaid As of March 31, 2013	Incurred Year Ended December 31, 2012	Forgiven Year Ended December 31, 2012	Unpaid As of December 31, 2012
Selling commissions and dealer manager fees	$763	$—	$20	$3	$—	$—
Offering costs	229	—	1,148	930	—	930
Acquisition fees and other	—	—	—	41	—	—
Financing coordination fees and expense reimbursements	—	—	—	9	—	—
Asset management fees	—	—	—	—	3	—
Property management and leasing fees	—	1	—	1	—	1
Strategic advisory fees	36	—	36	—	—	—

Real Estate Investment Summary

Real Estate Portfolio

We acquire and operate commercial properties. As of June 15, 2013, the properties we owned were 100.0% leased. Our portfolio of real estate properties was comprised of the following properties as of June 15, 2013:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Net Operating Income)(2)* (in thousands)	Base Purchase Price(3)* (in thousands)	Capitalization Rate(4)	Annualized Rental Income(5)* per Square Foot
McDonald’s	Oct. 2012	1	9,094	10.8	$225	$2,566	8.8%	$24.74
Wickes Building Supplies	May 2013	1	29,679	11.3	513	6,058	8.5%	17.28
Everything Everywhere	Jun. 2013	1	64,832	14.1	1,190	12,365	9.6%	18.36
		3	103,605	12.9	1,928	20,989	9.2%	$18.61

*	Based on the exchange rate at the time of acquisition.
(1)	Remaining lease term in years as of June 15, 2013, calculated on a weighted-average basis.
(2)	Annualized net operating income as of June 15, 2013 or since acquisition date. Net operating income is rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of June 15, 2013 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

As of June 15, 2013, we had no leases expiring within the next 10 years (before December 31, 2022).

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of June 15, 2013:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2)* (in thousands)	Annualized Rental Income per Sq. Ft.*
Wickes Building Supplies	1	29,679	28.6%	Sep. 2024	11.3	None	$513	$17.28
Everything Everywhere	1	64,832	62.6%	Jun. 2027	14.1	None	$1,190	$18.36

*	Based on the exchange rate at the time of acquisition.
(1)	Remaining lease term in years as of June 15, 2013.
(2)	Annualized rental income as of June 15, 2013 for the tenant on a straight-line basis.

Asset Management Fees

Effective January 1, 2013, the following were eliminated: (i) the reduction of the asset management fee to the extent, if any, that our funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee was payable was less than the distributions declared with respect to such six month period and (ii) the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof to the advisor. Instead, we expect to issue (subject to periodic approval by the board of directors) to the advisor performance-based restricted partnership units of our operating partnership, or the OP, designated as “Class B units,” which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon, or the economic hurdle; (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the advisor is still providing advisory services to us, or the performance condition. Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of our independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met. When and if approved by the board of directors, the Class B units are expected to be issued to the advisor quarterly in arrears pursuant to the terms of the OP agreement. The advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company’s common stock. In May 2013, the board of directors approved the issuance of 286 Class B units to our advisor in connection with this arrangement. No additional Class B units were issued as of June 15, 2013.

Selected Financial Data

The following selected financial data as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012:

Balance sheet data (in thousands)	March 31, 2013	December 31, 2012
Total real estate investments, at cost	$2,431	$2,585
Total assets	9,249	2,933
Mortgage notes payable	1,155	1,228
Total liabilities	3,737	3,729
Total equity	5,512	(796)

	Three Months Ended March 31,
	2013	2012
Total revenues	$45	$—
Operating expenses:
General and administrative	4	1
Depreciation and amortization	30	—
Total operating expenses	34	1
Operating income (loss)	11	(1)
Interest expense	(13)	—
Net loss	(2)	(1)
Other data:
Cash flows provided by (used in) operations	$206	$(17)
Cash flows used in investing activities	—	—
Cash flows provided by financing activities	5,892	17
Per share data:
Basic and diluted net loss per share	$—	NM
Basic and diluted weighted average shares outstanding	439,097	22,222

NM — not meaningful

PROSPECTUS UPDATES

Cover Page

The first paragraph on the cover page of the Prospectus is hereby replaced in its entirety by the following disclosure.

“American Realty Capital Global Trust, Inc. is a Maryland corporation formed on July 13, 2011 to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties. Our primary geographic target will be the United States, although up to 40% of our portfolio may consist of properties purchased in Europe and up to an additional 10% may consist of properties purchased elsewhere internationally. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2013. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We are offering up to 150.0 million shares of our common stock on a “reasonable best efforts” basis through Realty Capital Securities, LLC, our dealer manager. We also are offering up to 25.0 million shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, at the greater of $9.50 per share or 95% of the estimated value of a share of our common stock. Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees; if less than the maximum in commissions in fees is charged, the per share purchase price will be lower than $10.00). Thereafter, the per share purchase price in our primary offering will vary quarterly and will be equal to the net asset value, or NAV, divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter, plus applicable commissions and fees. At such time, the purchase price for shares issued under the DRIP will also be based on NAV. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.”

The eighth bulleted summary risk factor on the cover page of the Prospectus is replaced in its entirety by the following disclosure.

“•	Subsequent to the first fiscal quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets, the purchase price and repurchase price for our shares, including shares sold pursuant to our distribution reinvestment plan, will be based on NAV, which may not accurately reflect the value of our assets. No public market exists for our shares of common stock, nor may a public market ever exist;”

The first sentence of footnote (1) on the cover page of the Prospectus is replaced by the following disclosure:

“The purchase price per share shown will apply until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets.”

The first three sentences of footnote (3) on the cover page of the Prospectus are replaced by the following disclosure:

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 66,000,000 shares at a purchase price of $10.00 per share, and 84,000,000 shares at a NAV per share of $9.00 (plus applicable commissions and fees). The purchase price and repurchase for our shares will be based on NAV after the first fiscal quarter after the quarter in which we acquire at least $1.2 billion in portfolio assets (on a leveraged basis).”

The paragraph “Tennessee Investors” on the cover page of the Prospectus is hereby replaced in its entirety by the following disclosure.

“OHIO AND TENNESSEE INVESTORS:  The minimum closing amount for Ohio and Tennessee investors is $20.0 million in aggregate gross offering proceeds. We will not release any Ohio or Tennessee investor proceeds for subscriptions from escrow until we have received an aggregate of $20.0 million in subscriptions from other jurisdictions.”

Investor Suitability Standards

The following disclosure is hereby added to the end of the investor suitability standard “Massachusetts, Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico” on page i of the Prospectus.

“The minimum offering amount in Ohio is $20.0 million. Ohio investors’ subscriptions will be held in escrow until we raise $20.0 million in other jurisdictions.”

The disclosure under the paragraph “Iowa” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“•	The maximum investment allowable in us or our affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.”

The disclosure under the paragraph “California” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“•	In addition to the general suitability requirements described above, California investors’ maximum investment in us will be limited to 10% of their net worth (exclusive of home, home furnishings and automobile).”

The disclosure under the paragraph “North Dakota” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“•	Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and that they meet one of the general suitability standards described above.”

The disclosure under the paragraph on page iii of the Prospectus under the heading “Texas” is hereby replaced in its entirety by the following disclosure.

“•	A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor’s maximum investment in this offering shall not exceed 10% of the investor’s liquid net worth.”

The last paragraph on page iii of the Prospectus is hereby replaced in its entirety by the following disclosure.

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Alternatively, except for investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Prospectus Summary

The first paragraph under the question “What is American Realty Capital Global Trust, Inc.?” on page 1 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“American Realty Capital Global Trust, Inc. is a Maryland corporation, incorporated on July 13, 2011 that intends to qualify as a REIT beginning in the taxable year ending December 31, 2013. We expect to use substantially all the net proceeds of this offering to acquire single tenant commercial properties and lease them back to the sellers. Our leases with these tenants will typically require the tenants to pay substantially all the costs of operating and maintaining these properties, including insurance, property taxes, structural repairs and maintenance and operating expenses. Such leases are referred to as triple net leases. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors.”

The second bullet under the question “What are your investment objectives?” on page 2 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“•	to acquire primarily commercial properties and lease the properties back to the seller-occupants pursuant to triple net leases with a focus, with respect to investments in the United States, on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors;”

The following disclosure is hereby added as the last sentence of the question “Who is your sponsor?” on page 4 of the Prospectus.

“For information on our sponsor’s experience in conducting sale-leaseback transactions, see the section entitled “Management — The Advisor.””

The second sentence of the question “What is the experience of your principal executive officers?” on page 4 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Nicholas S. Schorsch is the chairman of the board and chief executive officer of our company and Edward M. Weil, Jr. has served as the president, chief operating officer, treasurer and secretary of our company since our formation in July 2011 and director of our company since May 2012.”

The first paragraph under the question “What kind of offering is this?” on page 5 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“We are offering an aggregate of up to 150.0 million shares of common stock in our primary offering on a reasonable best efforts basis at up to $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to 25.0 million shares of common stock under our distribution reinvestment plan at the higher of $9.50 per share or 95% of the estimated value of a share of our common stock, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, the per share purchase price for our shares in our primary offering will be $10.00 (including the maximum allowed to be charged for commissions and fees; if less than the maximum in commissions in fees charged, the per share purchase price will be lower than $10.00). Thereafter, the per share purchase price in our primary offering will vary quarterly and will be equal to our higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly NAV per share, our advisor will first subtract liabilities of the operating partnership, such as estimated accrued fees and expenses, and will multiply the resulting amount by our percentage ownership interest in the operating partnership. Our advisor will then add any assets held by the REIT, including cash and cash equivalents, and subtract any estimated accrued REIT liabilities, including accrued distributions and certain legal and administrative costs. Solely for purposes of calculating our NAV, organization and offering costs and acquisition fees and expenses will be amortized over a five year period and a proportionate amount will be deducted on a quarterly basis. The result of this calculation will be our NAV as of the end of the first business day of each fiscal quarter. The amortization of certain costs over a five year period results in a higher NAV than if such costs were not amortized. Because certain fees paid to our advisor and its affiliates are based on NAV, such fees will also be higher. Additionally, the amortization of certain costs results in a higher per share purchase price for investors than if such costs were not amortized.”

The first sentence under the question “What is the purchase price for shares of our common stock?” on page 6 of the Prospectus is hereby replaced by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price of our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

The first sentence under the question “How will your advisor calculate NAV per share?” on page 6 of the Prospectus is hereby replaced by the following disclosure.

“After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the last business day of each fiscal quarter.”

The table under the question “How will you use the proceeds raised in this offering?” on page 10 of the Prospectus is hereby replaced in its entirety with the following disclosure.

	Minimum Offering (Not Including Distribution Reinvestment Plan)			Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
“Gross offering proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	$200,000	10.0	$150,000,000	10.0 (1)
Organization and offering expenses	$30,000	1.5	$22,500,000	1.5
Amount available for investment	$1,770,000	88.5%	$1,327,500,000	88.5%
Acquisition:
Acquisition and advisory fees	$18,000	0.9	$13,250,000	0.9
Acquisition expenses	$18,000	0.9	$13,250,000	0.9
Amount invested in properties	$1,734,000	86.7%	$1,301,000,000	86.7%”

The first sentence of footnote (1) to the table under the question “How will you use the proceeds raised in this offering?” on page 10 of the Prospectus is hereby replaced by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

The organizational chart on page 13 of the Prospectus under the question “What conflicts of interest will your advisor, any service provider and their affiliates face?” and on page 119 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Global Trust, Inc. and American Realty Capital Global Advisors, LLC.

*	At inception.
(1)	The investors in this offering will own registered shares of common stock in us.
(2)	Our sponsor is wholly owned by AR Capital, LLC and is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and Mr. Kahane directly or indirectly control approximately 63.6% and 13.5% of AR Capital, LLC, respectively.
(3)	Each domestic property will be held in a special purpose entity which will be a direct wholly owned subsidiary of our operating partnership. Each European property will be held in a special purpose entity which will be wholly owned by ARC Global Holdco, LLC, a wholly owned subsidiary of our operating partnership.
(4)	Through its controlling interest in the advisor, the special limited partner, an affiliate of the advisor, is entitled to receive the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
(5)	The special limited partner, an affiliate of the advisor, is 100% owned by our sponsor.
(6)	Our dealer manager is 100% owned by an entity which is under common ownership with AR Capital, LLC, which is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.”

The fifth sentence of the first paragraph under the question “What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?” on page 14 of the Prospectus is deleted in its entirety.

The eighth sentence of the first paragraph under the question “What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?” on page 14 of the Prospectus is replaced in its entirety by the following disclosure.

“The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, shall not exceed (a) 6% of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.”

The disclosure under the section “Acquisition Fees” on pages 15 and 16 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount of Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Acquisition Fees	We will pay to our advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting properties for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such property and presented a detailed investment memorandum to our board of directors for approval. Solely with respect to our European investment activities, our European service provider will be paid 50% of the acquisition fees in respect of such properties, and our advisor will receive the remaining 50%, as set forth in the service provider agreement.

	For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.	$18,000/$13,250,000 (or $32,727/$24,090,909 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $72,000/$53,000,000 assuming the maximum leverage of approximately 75% permitted by our charter).”

The disclosure under the section “Acquisition Expenses” on page 16 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount of Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Acquisition Expenses	We will reimburse our advisor or European service provider for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

	Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially at 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses will be if we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market rates, if needed. Aggregate insourced expenses in any year will not exceed 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).	$9,000/$6,625,000 ($16,364/$12,045,455 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $36,000/$26,500,000 assuming the maximum leverage of 75% permitted by our charter).”

“Type of Compensation	Determination of Amount	Estimated Amount of Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur or that are incurred by our European service provider, including, but not limited to, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.

In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). We may, from time to time, reimburse our advisor for third party acquisition expenses that it incurs, if any.

The following disclosure hereby replaces the section “Asset Management Fees” on page 17 of the Prospectus in its entirety.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once we begin calculating NAV) over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter (or NAV per share, once we begin calculating NAV); provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets (or the lower of the cost of assets and NAV for such calendar year, once we begin to calculate NAV).

	Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the asset management subordinated participation in respect of such properties and our advisor will receive the remaining 50%.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

The section entitled “Operating Expenses” on page 19 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation, or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The expenses to be reimbursed to our advisor will include personnel costs in connection with services provided by our advisor during the operational stage, in addition to paying an asset management fee. However, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the advisor for salaries and benefits paid to our executive officers.	Not determinable at this time.”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Additionally, we will reimburse our advisor for personnel costs in connection with other services during the operational stage; however, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions or for which acquisition expenses are incurred. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, investment, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

The sections entitled “Subordinated Participation in Net Sale Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 22 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the subordinated participation in net sales proceeds payable in respect of such investments, and the special limited partner will receive the remaining 50%. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)	The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the subordinated incentive listing distribution payable in respect of such investments, and the special limited partner will receive the remaining 50%. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the subordinated distribution upon termination of the advisory agreement payable in respect of such investments, and the special limited partner will receive the remaining 50%.	Not determinable at this time. There is no maximum amount of this distribution.”

The first sentence of footnote (1) to the table under the question “What are the fees that you will pay to the advisor, any service provider, their respective affiliates, the dealer manager and your directors?” on page 24 of the Prospectus is hereby replaced by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

The second sentence under the question “May I reinvest my distributions in shares of American Realty Capital Global Trust, Inc.?” on page 24 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, the purchase price per share under our distribution reinvestment plan will be the greater of 95% of the fair market value per share as determined by our board of directors and $9.50 per share.”

The question “How do I subscribe for shares?” on page 24 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in

Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

The question “If I buy shares in this offering, how may I sell them later?” beginning on page 24 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us subject to the significant conditions and limitations in our share repurchase program. Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the time our advisor begins calculating NAV, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our advisor begins calculating NAV. We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with our sponsor, advisor, directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. After the first fiscal quarter following the quarter in which we at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins calculating NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the time our advisor begins calculating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $9.25 or 92.5% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $9.50 or 95.0% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $9.75 or 97.5% of the amount paid for each such share; and
•	for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $10.00 or 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to repurchase requests made prior to the time our advisor begins calculating NAV. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $10.00 or the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Once our advisor begins calculating NAV, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase plan. At such time, we will limit shares repurchased during any calendar quarter to 1.25% of our NAV as of the last day of the previous calendar quarter, or approximately 5% of our NAV in any 12 month period. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the date our advisor begins calculating NAV, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1 billion in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets.

Whether the advisor has begun NAV calculations or not, the share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.”

The paragraph “Who is the transfer agent?” on page 28 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Who is the transfer agent?

The name and address of our affiliated transfer agent is as follows:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

American National Stock Transfer, LLC, or our transfer agent, will provide customer service to subscribers and will supervise third party vendors, including DST Systems, Inc., in its execution of your subscription agreement and other administrative forms. Our transfer agent is owned by an entity which is under common ownership with our sponsor. For more detail about our transfer agent, see “Management —  Affiliated Companies — Transfer Agent.””

Risk Factors

The following disclosure hereby replaces the risk factor, “Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative,” on page 30 of the Prospectus.

“Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

We have not acquired any properties or other investments and have not yet identified any investments that we may make. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of the investments and you must instead rely on our board of directors and our advisor to implement our investment strategy. We will seek to invest substantially all the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of commercial properties through sale-leaseback transactions that are net leased to single tenants. We also may, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. In addition, we may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that those investments are advantageous to us.”

The following risk factor is hereby inserted immediately after the risk factor “We may pay distributions from unlimited amounts of any source, including proceeds of this offering, which may reduce the amount of capital we are able to invest and reduce the value of your investment,” on page 33 of the Prospectus.

“Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows provided by operations was $206,000 for the three months ended March 31, 2013. During the three months ended March 31, 2013, we paid distributions of $49,000, of which $46,000 was funded from cash flows from operations and $3,000, or 6.1% was funded from proceeds from common stock issued under the DRIP. During the three months ended March 31, 2013 cash flow from operations included an increase in accounts payable and accrued expenses of $63,000, as reflected on the statement of cash flows. Accordingly, if these accounts payable and accrued expenses had been paid during the three months ended March 31, 2013, there would have been $63,000, less in cash flow from operations available to pay distributions. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. If we are unable to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and/or our Advisor's deferral, suspension and/or waiver of its fees and expense reimbursements, in order to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of our IPO, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

The risk factor “Following the first quarter after the acquisition of at least $1.2 billion in total portfolio assets, your purchase and the repurchase under our share repurchase plan of our shares will be based on our NAV per share, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our quarterly NAV per share may not reflect the amount that you might receive for your shares in a market transaction and you will not know the NAV per share at the time of purchase.” beginning on page 33 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets, your purchase and the repurchase under our share repurchase plan of our shares will be based on our NAV per share, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our quarterly NAV per share may not reflect the amount that you might receive for your shares in a market transaction and you will not know the NAV per share at the time of purchase.

Following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets, we will base the quarterly purchase price and repurchase price for shares of our common stock on our NAV per share. NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. In calculating NAV, our advisor will consider an estimate provided by an independent valuer of the market value of our real estate assets. Our advisor will review such valuation for consistency with its determinations of value and our valuation guidelines and the reasonableness of the independent valuer’s conclusions. If in the advisor’s opinion the appraisals are materially higher or lower than the advisor’s determinations of value, the advisor will discuss the appraisals with the independent valuer, and may submit the appraisals and valuations to a valuation committee comprised of our independent directors, which will review the appraisals and valuations, and make a final determination of value. Although the valuations of our real estate portfolio by the independent valuer will be approved by the board of directors, the valuations may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the redeeming or non-redeeming stockholders or purchasers. Investors will not know the NAV per share at which they will purchase shares at the time that they submit a purchase order. Furthermore, there are no rules or regulations specifically governing what components may be included in the NAV calculation to ensure there is consistency. Therefore, investors should pay close attention to the components used to calculate NAV. See “Valuation Policies” for more details about how our NAV will be calculated.”

The risk factor “Following the first quarter after the acquisition of at least $1.2 billion in total portfolio assets, our advisor will calculate NAV per share quarterly. An investor who wishes to purchase, or request that we repurchase, shares of common stock on the first day of each quarter will not know the exact purchase price or repurchase price, as applicable, for our shares, and no separate communication will be made to such investor that such purchase price or repurchase price, as applicable, will be determined by our advisor after such investor's investment decision.” on page 34 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets, our advisor will calculate NAV per share quarterly. An investor who wishes to purchase, or request that we repurchase, shares of common stock on the first day of each quarter will not know the exact purchase price or repurchase price, as applicable, for our shares, and no separate communication will be made to such investor that such purchase price or repurchase price, as applicable, will be determined by our advisor after such investor's investment decision.

Our advisor will begin calculating our NAV per share after the close of business on the first day of each quarter after the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets. Following the date our advisor begins calculating NAV, investors that purchase, or request that we repurchase, shares of our common stock before 4:00 p.m. on the last business day of any quarter will purchase shares, or have their shares repurchased, at a price equal to such quarter's NAV per share. Investors that purchase shares of our common stock at 4:00 p.m. or thereafter on such date will purchase shares, or have their shares repurchased, at a price equal to the newly calculated quarterly NAV per share. We will only communicate the recalculation of our NAV per share through quarterly pricing supplements filed with the SEC. Therefore, investors who purchase shares of our stock on the date that the advisor recalculates its NAV will not know the exact NAV per share at which they will purchase shares, or have their shares repurchased, until their request is processed by the transfer agent and accepted by us. See “Share Repurchase Program.””

The first sentence of the risk factor “Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.” on page 36 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Certain of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, and Edward M. Weil, Jr., our president, chief operating officer, treasurer, secretary and director, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the other real estate programs sponsored by ARC.”

The following risk factor is hereby inserted immediately following the risk factor “We will compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest” on page 38 of the Prospectus.

“American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party which was recently launched as a new business. The business was formed on November 2, 2012 and has not had any significant operations to date. As of March 1, 2013, our transfer agent began providing certain transfer agency services for programs sponsored directly or indirectly by AR Capital, LLC. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.”

The risk factors “We will not calculate the net asset value per share for our shares until the first quarter following our acquiring acquisition of at least $1.2 billion in total portfolio assets, therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter.” and “You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.” on pages 42 – 43 of the Prospectus are hereby replaced in their entirety by the following disclosure.

“We will not calculate the net asset value per share for our shares until after the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter.

After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of the subsequent fiscal quarter. The board of directors will review the NAV calculation quarterly. To calculate our NAV per share, the advisor will determine the net value of our operating partnership’s real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We will disclose this net asset value to stockholders in our filings with the SEC. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations — Annual or More Frequent Valuation Requirement” in this prospectus.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Prior to the time our advisor begins calculating NAV, unless waived by our board of directors, you must have held your shares for at least one year in order to participate in our share repurchase program. Prior to the time our advisor begins calculating NAV, subject to funds being available, the purchase price for shares repurchased under our share repurchase program will be as set forth below (unless such repurchase is in connection with a stockholder’s death or disability): (a) for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each such share, (b) for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each such share, (c) for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each such share, and (d) for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). These limits might prevent us from accommodating all repurchase requests made in any year. See the section entitled “Share Repurchase Program” in this prospectus for more information about the share repurchase program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.”

The risk factor “Valuations and appraisals of our properties and valuations of our investments in real estate related assets are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.” on page 45 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Valuations and appraisals of our properties and valuations of our investments in real estate related assets are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

In order to calculate our quarterly NAV, our properties will initially be valued at cost, which we expect to represent fair value. After this initial valuation and following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets, valuations of properties will be conducted in accordance with our valuation guidelines and will take into consideration appraisals performed by our independent valuer at least annually after the respective calendar quarter in which such property was acquired. Similarly, our real estate related asset investments will initially be valued at cost, and following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets will be valued at least annually (with approximately 25% of all properties being appraised each quarter), or in the case of liquid securities, quarterly, as applicable, at fair value as determined by our advisor. See “Valuation Policies.” The valuation methodologies used to value our properties will involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Although our valuation guidelines are designed to accurately determine the fair value of our assets, appraisals and valuations will be only estimates, and ultimate realization depends on conditions beyond our advisor’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not retroactively adjust the valuation of such assets, the price of our common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our advisor and dealer manager. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan, will be based on our estimated NAV per share following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets, you may pay more than realizable value or receive less than realizable value for your investment.”

Estimated Use of Proceeds

The table under the section “Estimated Use of Proceeds” on page 67 of the Prospectus is hereby replaced in its entirety with the following disclosure.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
“Gross offering proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$200,000	10.0	$150,000,000	10.0 (1)
Organization and offering expenses(2)	$30,000	1.5	$22,500,000	1.5
Amount available for investment(3)	$1,770,000	88.5%	$1,327,500,000	88.5%
Acquisition:(4)
Acquisition and advisory fees(5)	$18,000	0.9	$13,250,000	0.9
Acquisition expenses(6)	$18,000	0.9	$13,250,000	0.9
Amount invested in properties(7)	$1,734,000	86.7%	$1,301,000,000	86.7%”

The first paragraph under the section “Estimated Use of Proceeds” on page 67 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 150,000,000 shares in this offering, with both scenarios contemplating a price of $10.00 per share. We estimate that for each share sold in this offering, approximately $8.70 (assuming no shares available under our distribution reinvestment plan) will be available for the purchase of real estate in both the first scenario and second scenario. Subject to the discretion of our board of directors, we intend to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net leased commercial properties. Our primary geographic target will be the United States, although up to 40% of our portfolio may consist of properties purchased in Europe and up to an additional 10% of our portfolio may consist of properties purchased elsewhere internationally. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors. This will be the case no matter how much we raise in connection with the offering. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan.”

Footnotes 5 and 6 to the table in the section “Estimated Use of Proceeds” on pages 68-69 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to our advisor acquisition and advisory fees up to a maximum amount of 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and up to 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). These acquisition fees are reflective of services performed by our advisor in connection with selecting properties for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to purchase a property and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses payable to our advisor. Solely with respect to our European investment activities, our European service provider will be paid 50% of the acquisition fees in respect of such properties, and our advisor will receive the remaining 50%, as set forth in the service provider agreement. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all of the assets acquired. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $32,727 and $24,090,909, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter and in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $72,000 and $53,000,000, respectively.
(6)	Acquisition expenses include both third party acquisition expenses and insourced acquisition expenses. Aggregate acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. We may directly pay third parties for third party acquisition expenses, and our advisor, our European service provider or their affiliates may incur expenses for third party services, in each case from time to time. We will reimburse our advisor or our European service provider for any such third party acquisition expenses that they incur. Additionally, for certain services provided directly by our advisor or its affiliates, we will pay insourced acquisition expenses incurred related to selecting, evaluating and acquiring assets on our behalf, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the investment. We will fix our insourced acquisition expenses on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for loans or other investments (including our pro rata share of debt attributable to such investments), subject to a reduction in such expenses for the following year in light of our annual market check. Furthermore, we believe that our third party acquisition expenses (including both those third party acquisition expenses that we pay directly and those third party acquisition expenses for which we reimburse our advisor) on an annual basis will be approximately 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for loans or other investments (including our pro rata share of debt attributable to such investments). However, with respect to international acquisitions, such third party acquisition expenses may be more than 0.5% of the purchase price of such acquisitions or such amounts advanced for loans or other investments. Total acquisition fees and expenses (including any financing coordination fee) for our portfolio will not exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to our portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $32,727 and $24,090,909, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter and in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $72,000 and $53,000,000, respectively.”

The first sentence of footnote (8) to the table under the section “Estimated Use of Proceeds” on page 69 of the Prospectus is hereby replaced by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

Management

The table of executive officers and directors on page 72 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Name	Age	Position(s)
Nicholas S. Schorsch	52	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	46	President, Chief Operating Officer, Treasurer, Secretary and Director
Peter M. Budko	53	Executive Vice President
Brian S. Block	41	Executive Vice President and Chief Financial Officer
Andrew Winer	45	Chief Investment Officer
Scott J. Bowman	56	Independent Director
Edward G. Rendell	69	Independent Director
Abby M. Wenzel	53	Independent Director”

The first sentence of Edward M. Weil, Jr.’s biography on page 73 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Edward M. Weil, Jr. has served as president, chief operating officer, treasurer and secretary of our company since our formation in July 2011 and as director of our company since May 2012.”

The second sentence of the second paragraph under “Compensation of Directors” on page 77 of the Prospectus is replaced by the following disclosure.

“Such stock options will have an exercise price equal to (i) until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, $9.00, (ii) thereafter through the end of the offering period, NAV on such date of exercise, and (iii) thereafter at 100% of the then-current fair market value per share.”

The sixth sentence of the last paragraph under the section “Restricted Share Plan” on page 80 of the Prospectus is replaced in its entirety by the following disclosure.

“We have agreed that the total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, shall not exceed (a) six percent of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non- compounded return on the capital contributed by investors.”

The following disclosure is hereby added as the third full paragraph on page 84 of the Prospectus under the section “The Advisor.”

“From 2002 to 2012, affiliates of our advisor have managed real estate programs that have acquired over $5.0 billion worth of sale-leaseback transactions totaling over 30.0 million square feet. Approximately $400.0 million worth of those transactions were conducted by net-lease focused real estate investment trusts that were sponsored or are currently sponsored by affiliates of our advisor. Additionally, approximately $340.0 million worth of those transactions were conducted by ARC HT which is currently sponsored by affiliates of our advisor.”

The second full paragraph on page 86 of the Prospectus is hereby replaced with the following disclosure.

“Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of January 31, 2013, the subsidiaries of our sponsor,

AR Capital Global Holdings, LLC, which are affiliated with our advisor, had approximately 108 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. See “Conflicts of Interest” for a description of the entities organized directly under our sponsor and those entities organized directly under RCAP Holdings, LLC. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity if at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.”

The second sentence under the question “What is the experience of the affiliates of the European service provider?” on page 4 of the Prospectus and the second paragraph under the section “European Service Provider” on page 86 of the Prospectus are hereby replaced in their entirety by the following disclosure.

“Headquartered in London, United Kingdom, Moor Park is a private real estate firm which concentrates on commercial property investment in Europe and has approximately $2.2 billion of real estate assets currently under management.”

The following disclosure is hereby added immediately following the bullet “formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments.” on page 87 of the Prospectus.

“Our European service provider has entered into joint ventures and/or other arrangements with third parties to provide real estate services on a global basis. Pursuant to our service provider agreement, our European service provider is permitted to offer a real estate asset, real estate-related loan or other investment with a gross asset value in excess of €50.0 million to those third parties first. If those third parties elect not to pursue such a proposed investment opportunity, our European service provider shall then present such opportunity to us or our affiliates.”

The table of current officers of Realty Capital Securities, LLC and the subsequent paragraph on page 89 of the Prospectus are hereby replaced in their entirety by the following disclosure.

“The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	46	Chief Executive Officer
Louisa Quarto	45	President
John H. Grady	52	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	51	Executive Vice President and National Sales Manager
Steve Rokoszewski	37	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Grady, MacGillivray and Rokoszewski are described below:”

The following paragraph is hereby inserted immediately following Louisa Quarto’s biography on page 89 of the Prospectus.

“John H. Grady has served as the chief operating officer and chief compliance officer of our dealer manager since October 2012. He has also served as the chief compliance officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the chief operating officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December

2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including president and chief executive officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP. Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.”

The following disclosure is hereby added immediately before the section “Investment Decisions” on page 89 of the Prospectus.

“Transfer Agent

Our transfer agent is owned by an entity which is under common ownership with the parent of our sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those sponsored directly or indirectly by the parent of our sponsor.”

The third sentence in the second paragraph of the section “Advisory Agreement” on page 90 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Edward M. Weil, Jr., our president, chief operating officer, treasurer, secretary and director, is also the president, chief operating officer, treasurer and secretary of our advisor.”

The fifth sentence in the section “Property Management Agreement” on page 91 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Edward M. Weil, Jr., our president, chief operating officer, treasurer, secretary and director, is also the president, chief operating officer and secretary of our property manager.”

The section “Dealer Manager Agreement” on page 91 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Dealer Manager Agreement. We have entered into a dealer manager agreement, as amended from time to time, with our dealer manager. We will pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, together indirectly own a majority of the ownership and voting interests of our dealer manager. Louisa Quarto is president of our dealer manager. John H. Grady serves as chief operating officer and chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

Management Compensation

The fifth sentence of the first paragraph on page 92 of the Prospectus is deleted in its entirety.

The seventh sentence of the first paragraph on page 92 of the Prospectus is replaced in its entirety by the following disclosure.

“The selling commissions may vary for different categories of purchasers. The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, shall not exceed (a) 6% of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.”

The following disclosure is hereby added as follows: (i) immediately after the second sentence of the section “Acquisition Fees” on pages 15 and 94 of the Prospectus; and (ii) immediately after the first sentence of the section “Real Estate Commissions” on pages 21 and 101 of the Prospectus.

“Fees paid to the European service provider will be deducted from fees payable to our advisor.”

The disclosure under the section “Acquisition Fees” on page 94 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount of Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Acquisition Fees	We will pay to our advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting properties for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such property and presented a detailed investment memorandum to our board of directors for approval. Solely with respect to our European investment activities, our European service provider will be paid 50% of the acquisition fees in respect of such properties, and our advisor will receive the remaining 50%, as set forth in the service provider agreement.

	For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.(3)(4)	$18,000/$13,250,000 (or $32,727/$24,090,909 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $72,000/$53,000,000 assuming the maximum leverage of approximately 75% permitted by our charter).”

The disclosure under the section “Acquisition Expenses” on page 95 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount of Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Acquisition Expenses	We will reimburse our advisor or European service provider for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

	Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially at 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses will be if we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market rates, if needed. Aggregate insourced expenses in any year will not exceed 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).	$9,000/$6,625,000 ($16,364/$12,045,455 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $36,000/$26,500,000 assuming the maximum leverage of 75% permitted by ourcharter).”

Type of Compensation	Determination of Amount	Estimated Amount of Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur or are incurred by our European service provider, including, but not limited to, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.

In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). We may, from time to time, reimburse our advisor for third party acquisition expenses that it incurs, if any.(3)(4)

The following disclosure hereby replaces the section “Asset Management Fees” on page 96 of the Prospectus.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/Maximum Offering (150,000,000 shares)
Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875\% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875\%, once we begin calculating NAV) over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter (or NAV per share, once we begin calculating NAV); provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75\% of the cost of assets (or the lower of the cost of assets and NAV for such calendar year, once we begin to calculate NAV). Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the asset management subordinated participation in respect of such properties and our advisor will receive the remaining 50%.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/Maximum Offering (150,000,000 shares)
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.(5)

The following disclosure is hereby added immediately after the second sentence of the section “Oversight Fees” on pages 18 and 97 of the Prospectus.

“Fees paid to the European service provider or an affiliated entity providing European property management services will be deducted from fees payable to our property manager.”

The section “Property Management and Leasing Fees” on pages 18 and 97 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/Maximum Offering (150,000,000 shares)
Property Management and Leasing Fees	If our property manager or an affiliate provides property management and leasing services for our properties, we will pay fees equal to: (i) with respect to stand-alone, single-tenant net leased properties which are not part of a shopping center, 2.0% of gross revenues from the properties managed and (ii) with respect to all other types of properties, 4.0% of gross revenues from the properties managed. Solely with respect to our investment activities in Europe, our European service provider or other entity providing property management services with respect to such investments will be paid: (i) with respect to single-tenant net leased properties which are not part of a shopping center, 1.75% of the gross revenues from such properties and (ii) with respect to all other types of properties, 3.5% of the gross revenues from such properties. Our property manager will receive 0.25% of the gross revenues from European single-tenant net leased properties which are not part of a shopping center and 0.5% of the gross revenues from all other types of properties, reflecting a 50% split of an Oversight Fee with our European service provider or an affiliated entity providing European property management services. Fees paid to the European service provider or an affiliated entity providing European property management services will be deducted from fees payable to our property manager. All or a portion of the property management and leasing fees may be waived or deferred at the sole discretion of our board of directors. We also will reimburse our property manager or European service provider or other entity, as applicable, for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our property manager. We also will pay our property manager customary market leasing commissions.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.”

The section entitled “Operating Expenses” on page 98 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation, or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The expenses to be reimbursed to our advisor will include personnel costs in connection with services provided by our advisor during the operational stage, in addition to paying an asset management fee. However, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the advisor for salaries and benefits paid to our executive officers.(6)(7)(8)	Not determinable at this time.”

The section “Financing Coordination Fees” on pages 19 and 98 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the financing coordination fees and our advisor will receive the remaining 50%, as set forth in the service provider agreement. Fees paid to the European service provider will be deducted from fees payable to our advisor. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$24,136/$18,102,273 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $39,825/ $29,868,750 assuming the maximum leverage of 75% permitted by our charter.”

The following disclosure is hereby added immediately after the first sentence of the section “Annual Subordinated Performance Fee” on pages 22 and 101 of the Prospectus.

“Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the annual subordinated performance fee payable in respect of such investments, and our advisor or its affiliates will receive the remaining 50%, as set forth in the service provider agreement.”

The sections entitled “Subordinated Participation in Net Sale Proceeds,” “Subordinated Incentive Listing Distribution” and “Subordinated Distribution upon Termination of the Advisory Agreement” beginning on page 102 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(9)(10)(11)	The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the subordinated participation in net sales proceeds payable in respect of such investments, and the special limited partner will receive the remaining 50%. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange)(9)(12)	The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the subordinated incentive listing distribution payable in respect of such investments, and the special limited partner will receive the remaining 50%. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement(9)(13)	Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. Solely with respect to our investment activities in Europe, our European service provider will be paid 50% of the subordinated distribution upon termination of the advisory agreement payable in respect of such investments, and the special limited partner will receive the remaining 50%.(14)	Not determinable at this time. There is no maximum amount of this distribution.”

The second sentence of footnote (1) to the “Management Compensation” table on page 104 of the Prospectus is replaced in its entirety by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

The fourth sentence of footnote (2) to the “Management Compensation” table on page 104 of the Prospectus is replaced in its entirety by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

The following disclosure is hereby added to the end of footnote (5) under the Management Compensation table on page 105 of the Prospectus.

“Effective January 1, 2013, the following were eliminated: (i) the reduction of the asset management fee to the extent, if any, that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee was payable was less than the distributions declared with respect to such six month period and (ii) the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof to the advisor. Instead, the Company expects to issue (subject to periodic approval by the board of directors) to the advisor performance-based restricted partnership units of the OP designated as “Class B units,” which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the advisor is still providing advisory services to the Company (the “performance condition”). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company’s independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company’s independent directors without cause before the economic hurdle has been met. When and if approved by the board of directors, the Class B units are expected to be issued to the advisor quarterly in arrears pursuant to the terms of the OP agreement. The advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company’s common stock. In May 2013, the board of directors approved the issuance of 286 Class B units to the Advisor in connection with this arrangement. No additional Class B units were issued as of June 15, 2013.” Since the advisor will be reimbursed for its expenses in connection with providing asset management services, the amount of asset management subordinated participation will be a profit to the advisor.

Footnotes (4), (9), (10) and (11) to the “Management Compensation” table beginning on page 105 of the Prospectus are replaced in their entirety by the following disclosure.

“(4)	These acquisition fees will be payable with respect to reinvestment only, if during the period ending two years after this close of the offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor 1.0% of the contract purchase price of each property and 1.0% of the amount advanced for a loan or other investment; provided, however, that in no event shall the aggregate acquisition fees and expenses (including any financing coordination fee) paid in respect of our total reinvestments exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to our portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).
(9)	The amount of the subordinated participation in net sales proceeds, subordinated incentive listing distribution and subordinated distribution upon termination will be reduced by the amounts payable pursuant to the annual subordinated performance fee on realized appreciation in our assets during the time our advisor acts as our advisor. The annual subordinated performance fee is based in part on distributions from operations and in part on gains from sales. The amount of the annual subordinated performance fee that is based only on operations is part of advisor compensation, which would be included in operating expenses and thus subject to the prohibition on reimbursements to the advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets.
(10)	Neither our advisor nor any of its affiliates (including the special limited partner) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder shall be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.
(11)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the termination date of the advisory agreement and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.”

The following disclosure is added as new footnote 12 to the “Management Compensation” table on page 106 of the Prospectus.

“(12)	The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution. If the special limited partner receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.”

Footnote 12 to the “Management Compensation” table beginning on page 106 of the Prospectus is replaced in its entirety by the following disclosure.

“(13)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.
If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.
If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.
Historically, due to the apparent preference in the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national exchanges. Such internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.”

Conflicts of Interest

The following disclosure is hereby added as the third, fourth, fifth and sixth full paragraphs on page 109 of the Prospectus.

“AR Capital, LLC, the parent of our sponsor, recently entered into a series of reorganization transactions, or the reorganization, in which certain lines of business were reorganized under two parent companies, RCAP Holdings, LLC, which was formerly AR Capital, LLC, and a new AR Capital, LLC. Following the reorganization, RCAP Holdings, LLC became the parent of our dealer manager, our transfer agent and RCS Advisory Services, LLC. The new AR Capital, LLC was formed to continue to sponsor the remaining programs previously sponsored by RCAP Holdings, LLC (formerly, AR Capital, LLC), including us. The new AR Capital, LLC has assumed the role of RCAP Holdings, LLC as our sponsor and the direct or indirect sponsor of the remaining investment programs previously sponsored by RCAP Holdings, LLC. Our dealer manager and transfer agent are subsidiaries of RCAP Holdings, LLC, which is under common ownership with the new AR Capital, LLC. Each of the new AR Capital, LLC and RCAP Holdings, LLC is controlled directly or indirectly by Nicholas S. Schorsch and William M. Kahane.

Concurrently with the reorganization, each of our dealer manager, our transfer agent and RCS Advisory Services, LLC became a subsidiary of RCS Capital Corporation, a publicly traded holding company listed on the New York Stock Exchange under the symbol “RCAP.” RCAP Holdings, LLC maintains a majority economic interest in each of our dealer manager, our transfer agent and RCS Advisory Services, LLC. RCS Capital Corporation maintains voting control of each of these three entities. RCS Capital Corporation is a controlled company because the substantial majority of the voting power is held by RCAP Holdings, LLC. Because it is a controlled company, RCS Capital Corporation is not required to maintain a board with a majority of its board of directors being independent. Thus, the members of RCAP Holdings, LLC maintain control over the management of each of our dealer manager, our transfer agent and RCS Advisory Services, LLC.

Additionally, in connection with the reorganization, the new AR Capital, LLC entered into a services agreement with RCS Advisory Services, LLC. Pursuant to the services agreement, RCS Advisory Services, LLC will provide us and other programs sponsored directly or indirectly by the new AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. The services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non- renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services, LLC of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

RCAP Holdings, LLC recently entered into an agreement and plan of merger with First Allied Holdings Inc., or First Allied, and other parties to acquire First Allied and its retail broker dealer business. First Allied’s broker dealer is a soliciting dealer for this offering and acts as a soliciting dealer for other offerings sponsored directly or indirectly by AR Capital, LLC. There is no guarantee that the acquisition of First Allied will be consummated; however, should it be consummated, our dealer manager and First Allied, a soliciting dealer for this offering, will be owned by RCAP Holdings, LLC. However, First Allied will maintain the management of all of its business and strategic decisions and RCAP Holdings, LLC will not require First Allied to sell the securities of any offering sponsored by AR Capital, LLC. The individual broker dealers and financial advisors employed by First Allied will determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.”

The last paragraph on page 110 of the Prospectus which continues onto page 111 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Although certain of our executive officers face conflicts of interest as a result of the foregoing, the following factors tend to ameliorate the effect of the resulting potential conflicts of interest. Our fundraising, including finding investors, will be handled principally by our dealer manager, with our executive officers’ participation limited to participation in sales seminars. As described below, our dealer manager and the other subsidiaries of RCAP Holdings, LLC, which is under common ownership with our sponsor, have a team of 198 professionals, including a wholesaling team for each offering dedicated to that offering, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager. Some of the American Realty Capital-sponsored REITs have sub-advisors or dedicated management teams who have primary responsibility for investment activities of the REIT, which may mitigate some of these conflicts of interest. Five senior members, all of which are our executive officers, collectively indirectly own interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital — sponsored investment programs. Controlling interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs are owned by Nicholas S. Schorsch and William M. Kahane. See the organizational chart in this section below. These members share responsibility for overseeing key management functions, including general management, investing, asset management, financial reporting, legal and accounting activities, marketing strategy and investor relations. This “bench” of senior members provides depth of management and is designed with succession planning in mind. Nonetheless, the competing time commitments resulting from managing multiple development stage REITs may impact our investment activities and our executive officers’ ability to oversee these activities. We will compete for investors with other American Realty Capital-sponsored programs, which offerings will be ongoing during a significant portion of our offering period. The overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.”

The second paragraph under the section “Affiliated Dealer Manager” on page 113 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager also is the dealer manager in other offerings, including unaffiliated offerings and offerings sponsored by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored by our sponsor and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the times of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. Our dealer manager and the other subsidiaries of RCAP Holdings, LLC, which is under common ownership with our sponsor, have a team of 198 professionals, including a wholesaling team for each offering dedicated to that offering. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering.”

The following disclosure is hereby inserted as the fourth paragraph under the section “Affiliated Dealer Manager” on page 114 of the Prospectus.

“In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. Our dealer manager believes that the matter will not have a material adverse effect on it or its business.”

The first sentence under the section “Valuation Conflicts” on page 114 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets, the asset management subordinated participation to our advisor may be based on NAV, which the advisor is responsible for calculating.”

The third bullet under the section “Certain Conflict Resolution Procedures” on page 116 of the Prospectus is replaced in its entirety by the following disclosure.

“•	American Realty Capital Global Advisors, LLC, any service provider and their affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, American Realty Capital Global Advisors, LLC or any service provider, as the case may be, must reimburse us for the amount, if any, by which our total operating paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.”

Investment Strategy, Objectives and Policies

The second bullet on page 120 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“•	to acquire primarily commercial properties and lease the properties back to the seller-occupants pursuant to triple net leases with a focus, with respect to investments in the United States, on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors;”

The heading and first paragraph of the section “Long Term Net Leased Commercial Properties” on page 120 of the Prospectus are hereby replaced with the following disclosure.

“Net Leased Commercial Properties

We currently expect that most of our most of our investments will be in commercial properties purchased from and leased back to single tenants pursuant to triple net leases. With respect to our investments in the United States, we intend to focus primarily on acquisitions of net lease properties with tenants in the office, industrial and special purpose sectors. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.”

The paragraph “Terms of Leases” on page 122 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Terms of Leases.  We expect that the vast majority of the leases we enter or acquire will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, building structural and other repairs and maintenance. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term. The terms and conditions of any leases we enter into may vary substantially from those described. To the extent material to our operations, we will describe the terms of the leases on properties we acquire by means of a supplement to this prospectus.”

The third bullet on page 127 of the Prospectus under “Investment Limitations” is hereby replaced with the following disclosure.

“•	make investments that would cause the related acquisition fees and acquisition expenses to be unreasonable or exceed 4.5% of the purchase price of our portfolio or, in the case of all of our mortgage loans, 4.5% of the funds advanced; provided that the portfolio of investments may be assembled if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;”

The third paragraph on page 129 of the Prospectus under the section “Disposition Policies” is hereby replaced with the following disclosure.

“In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in assets, we will pay our advisor 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable in respect of our total reinvestments exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to our portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).”

Valuation Policies

The first paragraph on page 135 of the Prospectus and the accompanying NAV calculation table under the section “Calculation of NAV Per Share by Our Advisor” is replaced in its entirety by the following disclosure.

“The below tables are a hypothetical calculation illustrating the factors that are likely to impact our NAV calculation. This illustration assumes that the calculation occurs on a day which is not a distribution adjustment date and on which there are no reinvestments of distributions. If such hypothetical day were a distribution adjustment date, the adjustment to reflect the accrued distributions would reduce our NAV. The below tables assume that we have 444,444,444 shares issued and outstanding, with assets of $4.0 billion. The amounts shown in the table below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance:

NAV
Beginning NAV on Hypothetical Trading Day (per share)	$ 4,000,000,000 ($9.00)
Quarterly Activity:
Accrual of Portfolio Revenue	96,164,100
Accrual of Other Expenses	(6,658,200)
Accrual of Organizational and Offering Expenses	(59,178,600)
Unrealized/Realized Gains (Losses) on Assets and Liabilities	486,000,000
NAV Before Share Purchases and Repurchases (per share)	4,516,327,300 ($10.16)
Share Purchases	199,999,980
Share Repurchases	(100,000,080)
Ending NAV on Hypothetical Trading Day (per share)	$ 4,616,327,200 ($10.39)”

Footnote 1 to the NAV calculation table on page 135 of the Prospectus under the section “Calculation of NAV Per Share by Our Advisor” is deleted in its entirety.

Description of Real Estate Investments

The following disclosure is hereby added as a new section immediately prior to the section “Selected Financial Data” on page 137 of the Prospectus.

“Description of Real Estate Investments

We have acquired the following real estate investments through June 15, 2013:

Restaurant

1 McDonald’s restaurant located in Carlisle, United Kingdom purchased on October 30, 2012, or McDonald’s.

Home Maintenance

1 freestanding Wickes Building Supplies retail warehouse located in Blackpool, United Kingdom purchased on May 3, 2013, or Wickes Building Supplies.

Telecommunications

1 Everything Everywhere office building located in Merthyr Tydfil, United Kingdom purchased on June 7, 2013, or Everything Everywhere.

McDonald’s Portfolio

The property is 100% leased to McDonald’s Real Estate LLP, a subsidiary of McDonald’s Corporation, which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $1.4 million from our initial public offering and $1.2 million from a loan from Santander, as described in “Financial Obligations” below.

McDonald’s Corporation franchises and operates restaurants in the global restaurant industry. All of the company’s restaurants are either corporately operated or franchised. McDonald’s restaurants offer a uniform menu, although there are geographic variations to suit local consumer preferences and tastes.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet, annualized rental income and annualized rental income per square foot.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income/ Per Square Foot
McDonald’s	1	Liverpool Victoria Friendly Society Limited	$2.6 million*	8.8%	11.4	Increase to market rent every five years	None	9,094	$0.2 million*/ $24.74

*	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.60 to £1.00.
(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Set forth below are summary financial statements of the parent guarantor to the lessee of the McDonald’s restaurant described above. McDonald’s Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding McDonald’s Corporation are taken from such filings:

		Years Ended
(Amounts in Millions)	Three Months Ended March 31, 2013 (Unaudited)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Statements of Operations Data
Total revenues	$6,605.3	$27,567.0	$27,006.0	$24,074.6
Operating income	1,949.5	8,604.6	8,529.7	7,473.1
Net income	1,270.2	5,464.8	5,503.1	4,946.3

(Amounts in Millions)	March 31, 2013 (Unaudited)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$34,123.8	$35,386.5	$32,989.9	$31,975.2
Long-term debt	12,797.9	13,632.5	12,133.8	11,497.0
Total stockholders’ equity	15,228.2	15,293.6	14,390.2	14,634.2

Wickes Building Supplies

The property is 100% leased to Wickes Building Supplies Limited, a subsidiary of Travis Perkins plc (LSE: TPK), which carries an implied investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $3.1 million from our initial public offering and $3.0 million from a loan from Santander, as described in “Financial Obligations” below.

Wickes Building Supplies Limited is a subsidiary of Travis Perkins plc (LSE: TPK), the largest supplier of building materials in the U.K.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet, annualized rental income and annualized rental income per square foot.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income/ Per Square Foot
Wickes Building Supplies	1	Aviva Investors Pensions Limited	$6.1 million*	8.5%	11.4	Increase to market rent every five years	None	29,679	$0.5 million*/ $17.28

*	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.56 to £1.00.

Set forth below are summary financial statements of the parent guarantor to the lessee of the Wickes Building Supplies retail warehouse described above. Travis Perkins plc currently posts its financial statements in annual reports on its website at www.travisperkinsplc.co.uk, and the following summary financial data regarding Travis Perkins plc are taken from such source:

	Fiscal Year Ended December 31,
(Amounts in Millions)	2012 (Audited)	2011 (Audited)	2010 (Audited)
Consolidated Condensed Statements of Income
Revenue	£4,844.9	£4,779.1	£3,152.8
Operating profit	300.5	290.5	219.8
Net income	259.6	212.4	141.3

(Amounts in Millions)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	£4,357.2	£4,191.2	£4,078.2
Non-current interest bearing loans and borrowings	195.2	598.2	760.9
Total liabilities	2,049.1	2,083.4	2,126.4
Total shareholders’ equity	2,308.1	2,107.8	1,951.8

Everything Everywhere

The property is 100% leased to Everything Everywhere Limited, a mobile network operator and internet service provider, which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $6.2 million from our initial public offering and $6.2 million from a loan from Santander, as described in “Financial Obligations” below.

Everything Everywhere Limited is a joint venture between Deutsche Telekom and France Télécom.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet, annualized rental income and annualized rental income per square foot.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Rental Income/ Per Square Foot
Everything Everywhere	1	Mapeley Acquisition Co (5) Limited	$12.4 million*	9.6%	14.1	Increase to market rent every five years	None	64,832	$1.2 million*/ $18.36

*	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.55 to £1.00.

Set forth below are summary financial statements of the parent guarantor to the lessee of the Everything Everywhere office building described above. Everything Everywhere Limited currently posts its financial statements in annual reports on its website at www.ee.co.uk; the following summary financial data regarding Everything Everywhere Limited are taken from such source:

	Fiscal Year Ended December 31,		Nine Months Ended December 31,
(Amounts in Millions)	2012 (Audited)	2011 (Audited)	2010 (Audited)
Consolidated Condensed Statements of Income
Revenue	£6,657	£6,784	£5,298
Group operating loss	(170)	(68)	(40)
Loss for the year attributable to the equity holders of the parent	(191)	(104)	(84)

(Amounts in Millions)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	£15,161	£15,262	£16,202
Non-current interest bearing loans and borrowings	2,122	870	—
Total liabilities	4,844	4,011	3,950
Total equity	10,317	11,251	12,252

Financial Obligations

McDonald’s Santander Loan

On October 30, 2012, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander UK plc, or Santander, in the amount of $1.2 million (based upon an exchange rate of $1.60 to £1.00 as of the date of acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date on October 2017. The loan with Santander bears interest at a fixed rate of 4.08%.

Such loan may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, Santander has the right to terminate its obligations under the loan agreement and to accelerate the payment on any unpaid principal amount of the loan.

Wickes Santander Loan

On May 3, 2013, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander in the amount of $3.0 million (based upon an exchange rate of $1.56 to £1.00 as of the date of acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date in May 2018. The loan with Santander bears interest at a rate of 3.675%, fixed by an interest rate swap.

Such loan may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, Santander has the right to terminate its obligations under the loan agreement and to accelerate the payment on any unpaid principal amount of the loan.

Everything Everywhere Santander Loan

On June 7, 2013, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander in the amount of $6.2 million (based upon an exchange rate of $1.55 to £1.00 as of the date of acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date in June 2018. The loan with Santander bears interest at a rate of 3.96% per annum, fixed by an interest rate swap.

Such loan may be prepaid at any time, in whole or in part, with breakage costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the loan and to accelerate the payment on any unpaid principal amount of the loan.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The third sentence under “Liquidity and Capital Resources” on page 139 of the Prospectus is replaced in its entirety by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

The following disclosure hereby replaces in its entirety the last sentence of the first full paragraph on page 142 of the Prospectus, under the section “Funds from Operations and Modified Funds from Operations.”

“Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.”

The following disclosure hereby replaces in its entirety the third to last sentence of the second full paragraph on page 142 of the Prospectus, under the section “Funds from Operations and Modified Funds from Operations.”

“In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.”

The following disclosure hereby replaces in its entirety the last sentence of the second full paragraph on page 142 of the Prospectus, under the section “Funds from Operations and Modified Funds from Operations.”

“Acquisition fees and expenses will not be reimbursed if there are no further proceeds from the sale of shares in this offering and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the information under the heading “Prior Performance Summary” on pages 146-155 of the Prospectus.

“PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital Global Trust, Inc. — We have a limited operating history and have no established financing sources, and the prior performance of other real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results”. The information summarized below is current as of December 31, 2012 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours or involve similar or nearby properties, such entities may be in competition with as for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2012, affiliates of our advisor have sponsored ten public programs, all of which had raised funds as of December 31, 2012, and five non-public programs. From August 2007 (inception of the first public program) to December 31, 2012, our public programs, which include our company, ARCT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARCP, NYRR and ARCT IV and the programs consolidated into ARCT which were ARC Income Properties II and all of the Section 1031 Exchange Programs described below, had raised $4.7 billion from 70,663 investors in public offerings and an additional $37.5 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 1,321 properties with an aggregate purchase price of $5.5 billion, including acquisition fees, in 49 states and U.S. territories and one property in the United Kingdom. The investment objectives of each of those public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and retaining stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following U.S. states as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.7%
Arizona	2.0%
Arkansas	1.2%
California	4.2%
Colorado	1.2%
Connecticut	0.4%
Delaware	0.1%
Florida	2.9%
Georgia	4.5%
Idaho	0.2%
Illinois	9.2%
Indiana	2.8%
Iowa	1.4%

State/Possession/Country	Purchase Price %
Kansas	1.9%
Kentucky	2.1%
Louisiana	1.2%
Maine	0.2%
Maryland	1.2%
Massachusetts	1.2%
Michigan	3.7%
Minnesota	1.0%
Mississippi	1.9%
Missouri	4.2%
Montana	0.2%
Nebraska	0.6%
Nevada	1.6%
New Hampshire	0.5%
New Jersey	1.4%
New Mexico	0.1%
New York	13.7%
North Carolina	2.9%
North Dakota	0.2%
Ohio	5.1%
Oklahoma	0.7%
Oregon	0.2%
Pennsylvania	4.6%
Puerto Rico	0.2%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.1%
Texas	8.8%
United Kingdom	0.0%
Utah	0.6%
Vermont	0.3%
Virginia	1.0%
Washington	0.8%
West Virginia	0.6%
Wisconsin	1.9%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price.

Industry	Purchase Price %
Aerospace	0.9%
Auto Retail	1.5%
Auto Services	1.6%
Consumer Goods	0.7%
Consumer Products	6.7%
Discount Retail	7.4%
Financial Services	0.5%
Freight	10.6%
Gas/Convenience	2.4%
Government Services	2.7%

Industry	Purchase Price %
Healthcare	16.7%
Home Maintenance	1.5%
Insurance	2.7%
Manufacturing	2.2%
Office	2.1%
Parking	0.1%
Pharmacy	10.9%
Residential	0.6%
Restaurant	2.8%
Retail	11.2%
Retail Banking	7.7%
Specialty Retail	4.5%
Storage Facility	0.1%
Supermarket	1.1%
Technology	0.6%
Telecommunications	0.2%
100.0%

The purchased properties were 26.7% new and 73.3% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, two properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2012, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.4 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long-term notes payable issued in private placements.

The investment objectives of these programs are similar to our investment objectives, which aim to acquire primarily net leased single tenant facilities.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization.

Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of July 15, 2013, NYRR had received aggregate gross proceeds of $648.4 million which includes the sale of 64.9 million shares in its public offering and $8.9 million from its distribution reinvestment plan. As of July 15, 2013, there were 67.9 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of July 15, 2013, NYRR had total real estate investments, at cost, of $553.5 million, comprised of 18 properties. As of March 31, 2013, NYRR had incurred, cumulatively to that date, $34.0 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $11.9 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of July 15, 2013, PE-ARC had received aggregate gross offering proceeds of $599.0 million which includes the sale of 60.5 million shares of common stock in its public offering and $6.0 million from its distribution reinvestment program. As of July 15, PE-ARC had acquired 47 properties, 20 of which are held through a 54% owned joint venture, and had total real estate investments at cost of $676.1 million. As of March 31, 2013, PE-ARC had incurred, cumulatively to that date, $31.2 million in offering costs for the sale of its common stock and $8.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of July 15, 2013, ARC HT had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 174.8 million shares in its public offering and $30.0 million from its distribution reinvestment plan. As of July 15, 2013, ARC HT had acquired 71 commercial properties, for a purchase price of $878.1 million. As of March 31, 2013, ARC HT had incurred, cumulatively to that date, $135.7 million in offering costs for the sale of its common stock and $14.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of July 15, 2013, ARC RCA had received aggregate gross proceeds of $31.7 million which includes the sale of 3.2 million shares in its public offering and $0.2 million from its distribution reinvestment plan. As of July 15, 2013, ARC RCA had acquired two properties for a purchase price of $54.2 million. As of March 31, 2013, ARC RCA has incurred, cumulatively to that date, $7.9 million in offering costs for the sale of its common stock and $1.0 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of July 15, 2013, ARC DNAV had received aggregate gross proceeds of $16.6 million which includes the sale of 1.7 million shares in its public offering and $0.2 million from its distribution reinvestment plan. As of July 15, 2013, ARC DNAV had acquired nine properties with total real estate investments, at cost, of $28.5 million. As of March 31, 2013, ARC DNAV had incurred, cumulatively to that date, $4.4 million in offering costs from the sale of its common stock and $0.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plans of Merger on March 1, 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. In aggregate, through July 15, 2013, ARCP has received $1,056.4 million of proceeds from the sale of common and convertible preferred stock. As of July 15, 2013, ARCP owned 1,181 single-tenant, including the properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $2.9 billion. On August 21, 2013, the closing price per share of common stock of ARCP was $13.05.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of July 15, 2013, ARCT IV received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of July 15, 2013, ARCT IV owned 607 freestanding properties at an aggregate purchase price of $1.2 billion. As of

March 31, 2013, ARCT IV had incurred, cumulatively to that date, $189.2 million in offering costs for the sale of its common stock and $7.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of July 15, 2013, ARC HT II received aggregate gross proceeds of $40.7 million from the sale of 1.6 million shares in its public offering and $0.1 million from its distribution reinvestment plan. As of July 15, 2013, ARC HT II had acquired three properties with a purchase price of $14.2 million. As of March 31, 2013, ARC HT II had incurred, cumulatively to that date, $1.3 million in offering costs for the sale of its common stock.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of July 15, 2013, ARC RFT received aggregate gross proceeds of $2.7 million from the sale of 0.1 million shares in its public offering. As of July 15, 2013, ARC RFT’s investments, at original cost, were $3.9 million. As of March 31, 2013, ARC RFT had incurred, cumulatively to that date, $2.3 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of July 15, 2013, ARCT V received aggregate gross proceeds of $527.6 million from the sale of 21.4 million shares in its public offering and $1.2 million from its distribution reinvestment plan. As of July 15, 2013, ARCT V owned five freestanding properties at an aggregate purchase price of $8.2 million. As of March 31, 2013, ARCT V had incurred, cumulatively to that date, $0.7 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of July 15, 2013, BDCA had raised gross proceeds of $377.9 million which includes the sale of 35.3 million shares in its public offering and $5.9 million from its distribution reinvestment plan. As of July 15, 2013, BDCA’s investments, at original cost, were $531.4 million. As of March 31, 2013, BDCA had incurred, cumulatively to that date, $3.5 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with the NASDAQ Capital Market and, subsequently, the NASDAQ Global Select Market. American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, ARC RFT and BDCA. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, NYRR, PE-ARC, ARC HT, ARC DNAV, ARC Global, ARCT IV, ARC RFT, ARC HT II, ARCT V and BDCA are in their offering and acquisition stages. Other than ARCT and ARCT III, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply stores for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In November 2012, the third party’s interest was purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October through November 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interest in the properties was purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our sponsor’s largest program to date, for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which did not occur), will be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the note-holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

From 2008 to 2012, our sponsor’s programs referenced above have experienced a non-renewal of eight leases, five units of which have been leased to new tenants. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Investment by Tax-Exempt Entities and ERISA Considerations

The second paragraph in the section “Annual or More Frequent Valuation Requirement” on page 177 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly. To calculate our NAV per share, the advisor will determine the net value of our operating partnership’s real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.”

Share Repurchase Program

The section “Share Repurchase Program” on pages 194 – 197 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“SHARE REPURCHASE PROGRAM

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair the capital or operations of the REIT. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Prior to the time our advisor begins calculating NAV, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to our distribution reinvestment plan from this one year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period will be required. The purchase price for shares repurchased under our share repurchase program will be as set forth below, including with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability. We do not currently anticipate obtaining appraisals for our investments prior to the time our advisor begins calculating NAV (other than investments in transaction with our sponsor, advisor or directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, our advisor will begin calculating NAV, upon which the purchase price for shares under our share repurchase program will be based. When we determine the date on which NAV calculations will begin, we will inform stockholders through a prospectus supplement, as well as in a press release or via our website.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the first business day of each quarter (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to our calculation of NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	the lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $9.50 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;

•	the lower of $9.75 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $10.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. Prior to the time our advisor begins calculating NAV, during any quarter, we will not repurchase in excess of 1.25% of weighted average number of shares of common stock outstanding during the previous calendar quarter, or approximately 5.0% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year during any 12-month period. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

A stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Share Repurchase Program Following our Calculation of NAV

After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

The repurchase price per share will be our then-current NAV per share. Subject to limited exceptions, stockholders who request a repurchase of their shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV per share of the shares of common stock received. If a stockholder’s repurchase request is received between 4:00 p.m. Eastern time on the last day of any quarter and the close of business on the first business day of the subsequent quarter, such shares will be repurchased at a price equal to the quarterly NAV per share, calculated after the close of business on the first day of such subsequent quarter. We refer to the day on which a repurchase request is received pursuant to our share repurchase plan as the “repurchase request day.” Although such stockholder will not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. (Eastern time). Repurchase requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If we file a pricing supplement disclosing a change in NAV per share of more than 5% from the NAV per share disclosed in the last filed prospectus or pricing supplement, all stockholders whose repurchase requests have not been processed will have the right to cancel the repurchase request within ten days of such filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds. If the repurchase request day is after the record date for a distribution payment but prior to the payment date for such distribution, the stockholder will be entitled to receive such distribution with respect to the repurchased shares of our common stock because the stockholder held them on the record date.

We will limit shares repurchased during any calendar quarter to 1.25% of our NAV as of the last day of the previous calendar quarter, or approximately 5% of our NAV in any 12 month period. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend to maintain 5% of our NAV in excess of $1 billion in liquid assets that can be liquidated more readily than properties. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. The board will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-repurchasing stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit our shares repurchased during such quarter to 1.25% of our NAV as of the last day of the previous calendar quarter, or approximately 5% of our NAV in any 12 month period. Stockholders may make multiple requests for repurchase during the quarter but may not exceed the maximum limit of repurchases established by our advisor.

Once we begin calculating NAV, there is no minimum holding period for shares of our common stock; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders who have their shares repurchased within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock repurchased. For purposes of determining whether the short-term trading fee applies, we will repurchase the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, repurchases made as part of a systematic withdrawal plan, repurchases in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, repurchases of shares acquired through our distribution reinvestment plan and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to our calculating NAV, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to repurchase requests made prior to such time. Once we begin calculating NAV, no holding period will be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $10.00 or the then-current NAV (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors has the discretion to exempt shares purchased pursuant to our distribution reinvestment plan from the one-year holding requirement, if a stockholder sells back all of his or her shares. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors, at its sole discretion, may choose to suspend or terminate our share repurchase program, or reduce or increase the number of shares purchased under the program upon 30 days’ notice, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement before we begin calculating NAV in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program; provided, that we will provide written notice to all stockholders at least 30 days prior to any planned termination or suspension of, or amendment to, the share repurchase program.

If repurchase requests reach the quarterly limitation, if our share repurchase program is suspended, or if funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased from stockholders (other than our sponsor) as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests. As of the date our share repurchase program is suspended, the date the quarterly limitation is reached, or the date that funds available for our share repurchase program are not sufficient to accommodate all repurchase requests, only those shares that were already presented for repurchase will be eligible for repurchase, subject to the foregoing order of priority.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Commitments by us to repurchase shares will be communicated to each stockholder who submitted a repurchase request on or promptly after the fifth business day following the end of each quarter. We will repurchase the shares subject to these commitments, and pay the repurchase price associated therewith, within three business days following the delivery of such commitments.

On the first business day during any quarter in which the quarterly repurchase limitation is reached, we will disclose such fact through a filing with the SEC and a posting on our website to notify stockholders that no additional repurchase requests will be accepted for such quarter. In such event, unless our board of directors determines to suspend the share repurchase program for any of the reasons described above, the share repurchase program will automatically and without stockholder notification resume on the first day of the subsequent quarter. The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase plan by our board of directors or our advisor will be disclosed to stockholders promptly in a prospectus supplement or special or periodic reports we file with the SEC, a press release and/or via our website. In the event of a suspension or material modification of our share repurchase plan, our board may also modify or suspend our offering of shares for sale; provided, that we will provide written notice to all stockholders at least 30 days prior to any planned termination or suspension of, or amendment to, the share repurchase program.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

AR Capital, LLC may not redeem any of its shares until we have raised $20,000,000 in offering proceeds in our primary offering. Furthermore, AR Capital, LLC’s repurchase requests will only be accepted (1) after all other stockholders’ repurchase requests for such quarter have been accepted and (2) if such repurchases do not cause total repurchases to exceed 1.25% of the weighted average number of shares of common stock outstanding during the previous calendar quarter, or 1.25% of our total NAV as of the end of the immediately preceding quarter, as applicable.”

Summary of Our Organizational Documents

The following disclosure is hereby added immediately following the first sentence of the first paragraph under the section “Inspection of Books and Records; Stockholder Lists” on page 199 of the Prospectus.

“Under Maryland law, these records include: our bylaws; minutes of the proceedings of our stockholders; an annual statement of affairs; and voting trust agreements deposited with us at our principal office. To the extent that one of our current stockholders makes a request for a record that does not fit within the items listed here, we will consult with our board of directors to determine whether the stockholder shall receive the requested record. After such consultation, we will notify the stockholder of the acceptance or rejection of their request for the record within a reasonable time of their request.”

Summary of Our Operating Partnership Agreement

The section entitled “Summary of Our Operating Partnership Agreement” beginning on page 206 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 22,222 general partnership units that were subsequently redesignated as 22,222 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Effective January 1, 2013, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof, to the advisor and the subordination thereof to distribution coverage was eliminated and replaced with the potential issuance to the advisor of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing (a) the excess of 0.1875% of the cost of our assets over the amount of any oversight fee payable to the advisor for such quarter by (b) the value of one share of common stock as of the end of such quarter.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “ – Allocations”, the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;

•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and
•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

American Realty Capital Global Special Limited Partnership, LLC also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations shall be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the special limited partner until the special limited partner has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year (or such lesser time as determined by us in our sole and absolute discretion). The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

American Realty Capital Global Special Limited Partnership, LLC, the parent of our advisor, is a Delaware limited liability company formed in July 2011 and is the special limited partner of our operating partnership. Except as set described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the special limited partner shall be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.”

If redemption requests reach the quarterly limitation, if our share repurchase program is suspended, or if funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased from stockholders (other than our sponsor) as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests. As of the date our share repurchase program is suspended, the date the quarterly limitation is reached, or the date that funds available for our share repurchase program are not sufficient to accommodate all redemption requests, only those shares that were already presented for repurchase will be eligible for repurchase, subject to the foregoing order of priority.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Commitments by us to repurchase shares will be communicated to each stockholder who submitted a redemption request on or promptly after the fifth business day following the end of each quarter. We will repurchase the shares subject to these commitments, and pay the repurchase price associated therewith, within three business days following the delivery of such commitments.

On the first business day during any quarter in which the quarterly repurchase limitation is reached, we will disclose such fact through a filing with the SEC and a posting on our website to notify stockholders that no additional redemption requests will be accepted for such quarter. In such event, unless our board of directors determines to suspend the share repurchase program for any of the reasons described above, the share repurchase program will automatically and without stockholder notification resume on the first day of the subsequent quarter. The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase plan by our board of directors or our advisor will be disclosed to stockholders promptly in a prospectus supplement or special or periodic reports we file with the SEC, a press release and/or via our website. In the event of a suspension or material modification of our redemption plan, our board may also modify or suspend our offering of shares for sale; provided, that we will provide written notice to all stockholders at least 30 days prior to any planned termination or suspension of, or amendment to, the share repurchase program.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

AR Capital, LLC may not redeem any of its shares until we have raised $20,000,000 in offering proceeds in our primary offering. Furthermore, AR Capital, LLC’s repurchase requests will only be accepted (1) after all other stockholders’ repurchase requests for such quarter have been accepted and (2) if such repurchases do not cause total repurchases to exceed 1.25% of the weighted average number of shares of common stock outstanding during the previous calendar quarter, or 1.25% of our total NAV as of the end of the immediately preceding quarter, as applicable.”

Summary of Our Organizational Documents

The first bullet on page 205 of the Prospectus is hereby replaced with the following disclosure.

“•	make total portfolio investments in properties or mortgage loans if the related acquisition fees and acquisition expenses are unreasonable or exceed 4.5% of the purchase price of our portfolio or, in the case of mortgage loans, 4.5% of the funds advanced; provided that such total investments may be made if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;”

Plan of Distribution

The first sentence of the second paragraph under “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 213 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Our board of directors has arbitrarily determined the initial selling price of the shares, which will be the purchase prices of our shares until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.”

The first sentence of the third paragraph under “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 213 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price will vary quarterly and, on each business day, will be equal to our NAV divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected on the prior quarter.”

The following disclosure is hereby added as the eleventh and twelfth sentences of the first paragraph on page 214 of the Prospectus.

“Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross proceeds from this offering. Our dealer manager will also receive a dealer manager fee in the amount of 3.0% of the gross proceeds from this offering as compensation for acting as the dealer manager.”

The first sentence of footnote (1) to the table under “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 214 of the Prospectus is hereby replaced by the following disclosure.

“Until the end of the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, the per share purchase price for our shares in our primary offering will be up to $10.00 (including the maximum allowed to be charged for commissions and fees).”

Footnote (2) to the table under “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 215 of the Prospectus is hereby replaced by the following disclosure.

“(2)	The purchase price for each share under our distribution reinvestment plan will equal NAV after we the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets.”

The fourth full paragraph on page 215 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services with their broker/dealer include a fixed or “wrap” fee feature. If the investor has either engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department, or collectively, an RIA sale, then the investor may agree with his participating broker/dealer to reduce the amount of selling commissions payable with respect to the sale of his shares down to zero. If no other broker/dealer is involved in connection with an RIA sale, then our dealer manager will act as the broker/dealer of record and execute the sale presented to us by the RIA. Our dealer manager may be paid the dealer manager fees associated with the sale. Any reduction in the amount of the selling commissions for these sales will be credited to the investor in the form of additional shares. Fractional shares will be issued. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.”

The first sentence of the second paragraph on page 217 of the Prospectus under “Volume Discounts” is hereby replaced by the following disclosure.

“Following the first quarter after the quarter in which we acquire at least $1.2 billion in total portfolio assets we will offer shares with reduced selling commissions to “single purchasers” of shares on orders of more than $500,000 and paid to Realty Capital Securities, LLC and participating broker dealers will be reduced by the amount of the share purchase price discount.”

The first paragraph under the section “Subscription Process” on page 219 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

How to Subscribe

The second bullet on page 221 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). A specimen copy of the multi-offering subscription agreement, including instructions for completing it, is included as Appendix C-2.”

The fourth sentence of the fourth paragraph under the section “How to Subscribe” on page 221 of the Prospectus is hereby replaced with the following disclosure.

“This option, however, is not available to residents of Louisiana.”

Reports to Stockholders

The second paragraph on page 224 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. After the first quarter following the quarter in which we acquire at least $1.2 billion in total portfolio assets, calculated on the basis of cost, including our pro rata share of debt attributable to such assets, our advisor will be responsible for calculating our quarterly NAV at the end of the first business day of each fiscal quarter. The board of directors will review the NAV calculation quarterly. To calculate our NAV per share, the advisor will determine the net value of our operating partnership’s real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. First, our advisor will subtract liabilities of the operating partnership, such as estimated accrued fees and expenses, and will multiply the resulting amount by our percentage ownership interest in the operating partnership. Our advisor will then add any assets held by the REIT, including cash and cash equivalents, and subtract any estimated accrued REIT liabilities, including accrued distributions and certain legal and administrative costs. Solely for purposes of calculating our NAV, organization and offering costs and acquisition fees and expenses will be amortized over a five year period and a proportionate amount will be deducted on a quarterly basis. The result of this calculation will be our NAV as of the end of the first business day of each fiscal quarter. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.”

Experts

The section “Experts” on page 225 of the Prospectus is replaced in its entirety by the following disclosure.

“EXPERTS

The audited consolidated financial statements and financial statement schedule of American Realty Capital Global Trust, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.”

Incorporation of Certain Information by Reference

The following disclosure is hereby added as a new section following the section “Experts” on page 225 of the Prospectus.

“INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by or on behalf of our sponsor, http://www.americanrealtycap.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Reports on Form 10-K and 10-K/A for the fiscal year ended December 31, 2012 filed with the SEC on March 11, 2013 and April 30, 2013, respectively;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 filed with the SEC on May 10, 2013 and August 13, 2013, respectively;

•	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 22, 2013 (2 filings); April 25, 2013, May 7, 2013; May 28, 2013; June 10, 2013 (2 filings); July 5, 2013; July 24, 2013; and July 30, 2013; and
•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 16, 2013.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at Three Copley Place, Suite 3300, Boston, MA 02116, 1-866-771-2088, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.”

Prior Performance Tables

The prior performance tables contained in Appendix A of the Prospectus are hereby replaced with the prior performance tables attached to this Supplement No. 6 as Appendix A. The revised prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Distribution Reinvestment Plan

The distribution reinvestment plan contained in Appendix B of the Prospectus is hereby replaced with the distribution reinvestment plan attached to this Supplement No. 6 as Appendix B. The revised distribution reinvestment plan supersedes and replaces the distribution reinvestment plan contained in the Prospectus.

Subscription Agreements

The American Realty Capital Global Trust, Inc. Subscription Agreement contained in Appendix C of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 6 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the American Realty Capital Global Trust, Inc. Subscription Agreement contained in the Prospectus and is added as Appendix C-1 to the Prospectus.

The multi-offering subscription agreement included in this supplement No. 6 is hereby added as Appendix C-2 to the Prospectus.

Transfer on Death Designation

The transfer on death designation contained in Appendix D of the Prospectus is hereby replaced with the revised transfer on death designation attached to this Supplement No. 6 as Appendix D. The revised transfer on death designation supersedes and replaces the transfer on death designation contained in the Prospectus.

Letter of Direction

The form of Letter of Direction contained on page E-1 of the Prospectus is hereby replaced with the revised form of Letter of Direction attached to this Supplement No. 6 as Appendix E. The revised form of Letter of Direction supersedes and replaces the form Letter of Direction in the Prospectus.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives, except for ARCT IV, and ARCP and the private note programs implemented by ARC Income Properties, LLC and ARC Income Properties II, LLC, which are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Fund, LLC was formed to acquire vacant bank branch properties and opportunistically sell such properties. For additional information see the section entitled “Prior Performance Summary.”

Certain of the tables below provide information with respect to ARCT. ARCT was a public program sponsored by our sponsor. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.			American Realty Capital Trust III, Inc.
	Dollar Amounts Raised		Percentage of total Dollar Amount Raised	Dollar Amounts Raised		Percentage of total Dollar Amount Raised
(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000
Dollar amount raised	1,695,813			1,750,291
Dollar amount raised from non-public program and private investments	37,460	(1)		—
Total dollar amount raised	$1,733,273		100.00%	$1,750,291		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$168,269		9.71%	170,433		9.74%
Organizational expenses	29,692	(2)	1.71%	26,052		1.49%
Other	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%
Available for investment	$1,535,312		88.58%	$1,553,806		88.77%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	—		0.00%
Cash down payment	2,157,713	(3)	124.49%	1,529,812		87.40%
Acquisition fees	41,320		2.38%	38,646		2.21%
Other	—		0.00%	—		0.00%
Total acquisition costs	$2,199,033		126.87%	$1,568,458		89.61%
Percentage leverage (mortgage financing divided by total acquisition costs)	32.8%			14.6%
Date offering began	3/18/2008			3/31/2011
Number of offerings in the year	1			1
Length of offerings (in months)	39	(4)		18	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39			18

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.
(2)	Excludes offering costs from proceeds assumed from the distribution reinvestment plan.
(3)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate and $17.3 million of other investments in common stock.
(4)	American Realty Capital Trust, Inc. completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011.
(5)	American Realty Capital Trust III, Inc. completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of our sponsor and its affiliates as a sponsor in raising and investing funds in ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC from its inception on July 24, 2008 to its termination on December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Dollar Amounts Raised	Percentage of Total Dollar Amount Raised	Dollar Amounts Raised	Percentage of Total Dollar Amount Raised	Dollar Amounts Raised		Percentage of Total Dollar Amount Raised	Dollar Amounts Raised	Percentage of Total Dollar Amount Raised	Dollar Amounts Raised	Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537		$13,000		$11,243			$5,350		$7,850
Dollar amount raised	19,537		13,000		11,243			5,215		5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975		—		—			—		2,575
Total dollar amount raised	$21,512	100.00%	$13,000	100.00%	$11,243		100.00%	$5,215	100.00%	$7,850	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196	5.56%	$323	2.48%	$666		5.92%	$397	7.61%	$—	0.00%
Organizational expenses	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Other	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Reserves	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Available for investment	$20,316	94.44%	$12,677	97.52%	$10,577		94.08%	$4,818	92.39%	$7,850	100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—	0.00%	$—	0.00%	$—		0.00%	$—	0.00%	$—	0.00%
Cash down payment	11,302	52.54%	9,086	69.89%	9,895		88.01%	4,780	91.66%	5,440	69.30%
Acquisition fees	7,693	35.76%	2,328	17.91%	682		6.07%	—	0.00%	2,410	30.70%
Other	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Total acquisition costs	$18,995 (2)	88.30%	$11,414 (3)	87.80%	$10,577	(4)	94.08%	$4,780 (5)	91.66%	$7,850 (6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%		292.61%		141.19%			344.35%		253.20%
Date offering began	6/09/2008		9/17/2008		9/29/2009			6/23/2011		7/24/2008
Number of offerings in the year	1		1		1			1		1
Length of offerings (in months)	7		4		3			4		1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7		4		3			4		1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.

(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010. This program ended when the notes were repaid on May 16, 2011. The related properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.
(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2011.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to the parent of our sponsor and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its year before termination.

(dollars in thousands)	American Realty Capital Trust, Inc.	American Realty Capital Trust III, Inc.
Date offering commenced	3/18/2008	3/31/2011
Dollar amount raised	$1,733,273	$1,750,291
Amount paid to sponsor from proceeds of offering
Underwriting fees	$168,269	$170,433
Acquisition fees:
Real estate commissions	$—	$—
Advisory fees – acquisition fees	21,281	15,298
Other – organizational and offering costs	15,944	20,464
Other – financing coordination fees	9,257	3,029
Other – acquisition expense reimbursements	11,921	10,779
Dollar amount of cash generated from operations before deducting payments to sponsor	60,876	4,365
Actual amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (asset management fees)	7,071	212
Total amount paid to sponser from operations	$7,071	$212
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$1,485	$—
Notes	—	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$45	$—
Incentive fees	—	—
Other – Financing coordination fees	$—	$—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to our sponsor and its affiliates for ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, LLC. from its inception on July 24, 2008 to its termination on December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/05/2008		8/12/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		$1,169
Other (refinancing fees)	—		—		—		—		$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.				American Realty Capital Trust III, Inc.
(dollars in thousands)	Year Ended December 31, 2011	Year Ended December31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2012	Year Ended December 31, 2012	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Gross revenues	$129,982	$45,233	$15,511	$5,549	$49,971	$795	$—
Profit (loss) on sales of properties	(44)	143	—	—	—	—	—
Less:
Operating expenses	45,041	15,265	1,158	2,002	44,202	2,385	—
Interest expense	39,912	18,109	10,352	4,774	6,542	35	—
Depreciation	54,764	17,280	6,581	2,534	25,524	414	—
Amortization	14,176	4,374	1,735	522	5,854	85	—
Net income (loss) before noncontrolling interests – GAAP Basis	(23,955)	(9,652)	(4,315)	(4,283)	(32,151)	(2,124)	—
Loss from discontinued operations	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interests – GAAP Basis	(1,121)	(181)	49	—	30	—	—
Net income (loss) GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
Taxable income (loss)
From operations	$(25,032)	$(9,976)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
From gain (loss) on sale	(44)	143	—	—	—	—	—
Cash generated from (used by) operations(1)	49,525	9,864	$(2,526)	$4,013	5,542	(1,177)	—
Cash generated from sales	581	900	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	224,300	5,060	—
Cash generated from operations, sales and refinancing	$50,106	$10,764	$(2,526)	$4,013	$229,842	$3,883	$—
Less: Cash distribution to investors
From operating cash flow	$47,524	$9,864	$1,818	$296	$5,542	$—	$—
From sales and refinancing	—	900	—	—	23,285	294	—
From other(2)	—	647	70	—	26,784	271	—
Cash generated after cash distributions	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Less: Special items
Cash generated after cash distributions and special items	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Tax and distribution data per $1,000 invested
Federal income tax results:(3)(4)
Ordinary income (loss)
from operations	$(19.00)	$(23.55)	$(22.75)	$(0.33)	$(13.96)	$(4.04)	$—
from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—

	American Realty Capital Trust, Inc.				American Realty Capital Trust III, Inc.
(dollars in thousands)	Year Ended December 31, 2011	Year Ended December31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2012	Year Ended December 31, 2012	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$1.44	$—	$—	$—	$—	$—
Return of capital	43.51	16.78	(13.06)	1.22	31.77	5.52	—
Source (on GAAP basis)
Sales	$—	1.44	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	13.30	2.87	—
Operations	43.51	15.75	12.57	1.22	3.17	—	—
Other	—	—	—	—	15.30	2.65	—

(1)	Includes cash paid for interest and acquisition costs.
(2)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(3)	Based on amounts raised as of the end of each period.
(4)	Federal tax results for the year ended December 31, 2012 is not available as of the date of this filing. Extensions of time to file tax returns for the year ended December 31, 2012 have been filed for each program, and estimated information is provided for all programs based on preliminary tax returns by outside accountants.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$4,652	$7,008	$5,347	$1,341	$1,383	$3,507	$3,423	$337	$1,548	$2,237	$341	$1,549	$94	$—	$95	$185	$8
Profit (loss) on sales of properties	—				(44)	143			—			—		—	(251)	(4,682)	9,746
Less:
Operating expenses	122	320	2,847	5	45	113	7	—	51	36	918	86	489	—	234	528	2,004
Interest expense	4,504	6,525	4,993	688	1,690	2,151	2,161	162	1,434	1,359	186	1,134	100	—	—	1,494	597
Interest expense – investors notes	1,323	1,935	1,583	381	430	1,167	1,024	11	671	986	201	446	90	—	—	—	—
Depreciation	2,346	3,519	2,676	909	710	1,748	1,758	200	495	642	127	642	54	—	195	592	344
Amortization	527	976	886	—	268	663	670	—	187	249	42	218	18	—	—	—	—
Net income – GAAP Basis	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,804)	$(2,192)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(657)	$—	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,760)	$(2,335)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(443)	$—	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$(44)	$143	$—	$—	$—	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(3)	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$560	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	246	—	—	—	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(2,216)	$7,932

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
From other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated after cash distributions	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932

(1)	On September 6, 2011, the real estate assets and certain liabilities of ARC Income Properties, LLC and ARC Income Properties III, LLC were contributed in the formation transaction of American Realty Capital Properties, Inc.
(2)	The program ended on May 16, 2011, when the notes were repaid. These properties were still owned by American Realty Capital Trust, Inc. on December 31, 2012.
(3)	Includes cash paid for interest including interest payments to investors.

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV includes the operations of American Realty Capital Trust, Inc., which completed its operations. On March 1, 2012 when it listed its common stock on The NASDAQ Global Select Market.

Program name	American Realty Capital Trust, Inc.
Dollar amount raised	$1,733,273
Number of properties purchased	487
Date of closing of offering	7/18/2011
Date of first sale of property	3/1/2012
Date of final sale of property	3/1/2012
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss)
– from operations	$(46.96)
– from recapture	—
Capital gain (loss)	0.02
Deferred gain	—
Capital	—
Ordinary	—
Cash distributions to investors
Source (on GAAP Basis)
– Investment income	$1.44
– Return of capital	47.74
Source (on cash basis)
– Sales	$1.44
– Refinancing	—
– Operations	47.74
– Other(1)	10.49
Receivable on net purchase money financing	—

(1)	American Realty Capital Trust, Inc.'s price per share was $10.49 on March 1, 2012, at the end of its first day of trading on the NASDAQ Global Select Market.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC, each a completed program of affiliates of our sponsor as of December 31, 2011.

(dollars in thousands) Program name	ARC Income Properties, LLC	ARC Income Properties II, LLC	ARC Income Properties III, LLC	ARC Growth Fund, LLC
Dollar amount raised	$21,512	$13,000	$11,243	$7,850
Number of properties purchased	62	50	1	52
Date of closing of offering	June 2008	September 2008	September 2009	July 2008
Date of first sale of property	September 2011(2)	May 2011(3)	September 2011(2)	July 2008
Date of final sale of property	September 2011(2)	May 2011(3)	September 2011(2)	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010(1)
Federal income tax results:
Ordinary income (loss)
- From operations	$—	$—	$—	$—
- From recapture	$—	$—	$—	$—
Capital gain (loss)	$—	$—	$—	$—
Deferred gain	$—	$—	$—	$—
Capital	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	—	—	—	—
- Return of capital	$19,537	$13,000	$11,243	$7,226
Source (on cash basis)
- Sales	$19,537	$13,000	$11,243	$7,226
- Refinancing	$—	$—	$—	$—
- Operations	$—	$—	$—	$—
- Other
Receivable on net purchase money financing	$—	$—	$—	$—

(1)	Programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.
(2)	The real estate assets and certain liabilities of these programs were contributed to American Realty Capital Properties, Inc. as part of its formation transaction.
(3)	The notes used to purchase these properties were paid off in May 2011, these properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

Table V summarizes the sales or disposals of properties by American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

(dollars in thousands)
			Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
American Realty Capital Trust, Inc.:
PNC Bank Branch – New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

American Realty Capital Trust III, Inc.: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2012.

			Selling Price Net of Closing Costs and GAAP Adjustments (dollars in thousands)					Costs of properties Including Closing Costs and Soft Costs (dollars in thousands)			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
ARC Income Properties, LLC:
Citizens Bank branches(1)	July to August-09	September-11	$23,300	$82,622	$—	$—	$105,922	$96,883	$4,734	$101,617	$6,815
ARC Income Properties II, LLC:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November-08	January-11	79	502	—	—	581	502	178	680	1,305
			$467	$1,014	$—	$—	$1,481	$1,014	$365	$1,379	$2,340
ARC Income Properties III, LLC:
Home Depot(1)	November-09	September-11	$11,325	$13,850	$—	$—	$25,175	$25,925	$20	$25,945	$2,288
ARC Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)

			Selling Price Net of Closing Costs and GAAP Adjustments (dollars in thousands)					Costs of properties Including Closing Costs and Soft Costs (dollars in thousands)			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions on connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
American Realty Capital Global Trust, Inc.
EFFECTIVE AS OF AUGUST 23, 2012

American Realty Capital Global Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “ Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the shares of stock of the Company.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated August 23, 2012 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to; Suspension or Termination of the Plan.

(a) Except for Section 9(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Global Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Global Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the DRIP Administrator, addressed to DRIP Administrator, c/o DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

American Realty Capital Global Trust

American Realty Capital Global Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Global Trust, Inc. ("ARC Global")**
- State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ______________

Investment Amount

$ ______________
- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global** *(except ARC Global investors in PA)*, **make checks payable to:** American Realty Capital Global Trust, Inc.
  - **For ARC Global investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ______________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[1] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-1

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):____________

Account No. (required):____________

☐ Foreign national identity documents Bank Name (required):____________

Phone No. (required):____________

Number for the document checked above and country of issuance: ____________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Global Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Global Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Global Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Global Trust, Inc as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Global Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Global Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______ Date (mm/dd/yyyy) ______

Co-Owner Signature (if applicable) ______ Date (mm/dd/yyyy) ______

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
I/we have a minimum net worth *(not including home, home furnishings and personal automobiles)* of at least $70,000 and estimate that *(without regard to ARC Global)* I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.		
I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: I/we understand and acknowledge that the Office of the Securities Commissioner of the State of Kansas recommends that I/we do not invest, in the aggregate, more than 10% of my/our liquid net worth in the shares of ARC Global and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama residents only: I/we represent that I/we have a liquid net worth of at least 10 times the amount of my/our investment in ARC Global and other similar programs.		
Kentucky residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global offering will be limited to 10% of the investor's liquid net worth.		
Massachusetts, Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Massachusetts, Oregon, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
Pennsylvania or Michigan residents only: A Pennsylvania or Michigan investor cannot invest more than 10% of their net worth in ARC Global. For Pennsylvania investors, ARC Global will not release subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Tennessee residents only: Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a minimum net worth of at least $500,000, exclusive of home, home furnishings and automobiles. The investors' maximum investment in the ARC Global shares and shares of its affiliates shall not exceed 10% of the resident's net worth.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in ARC Global shares registered with the Securities Division.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.

C-1-4

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

**Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) ____________

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 on the previous page if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

C-1-6

C-1-7

EFFECTIVE MAY 21, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

8

IMPORTANT: Please note that there is a state-specific mailing address for ARC Global.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital Global Trust, Inc.
(except for ARC Global investors in PA)
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital Global Trust, Inc.
(except for ARC Global investors in PA)
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC Global:

- **For ARC Global investors in PA, mail to:**

American Realty Capital Global Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

FOR COMPANY USE ONLY:

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

C-1-8

ARC Global | ARC DailyNAV | ARCT V | ARC-HT II | NYRR | ARC Retail | ARC RFT | BDCA | PE-ARC

EFFECTIVE JULY 30, 2013
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Multi-Offering SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

* Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).

** Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments
☐ **American Realty Capital Daily Net Asset Value Trust, Inc.** ("ARC Daily NAV") ▸ State in which sale was made: ______	☐ Initial Investment: ☐Retail*(or)☐Institutional** ☐ Additional Investment: ☐Retail*(or)☐Institutional** Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments
☐ **American Realty Capital Trust V, Inc. ("ARCT V")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments
☐ **American Realty Capital – Retail Centers of America, Inc.** ("ARC Retail") ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $1,000 minimum investment
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ $2,500 minimum investment ▸ $100 increments for additional investments

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global** *(except ARC Global investors in PA)*, **ARC Daily NAV** *(except ARC Daily NAV investors in OH and PA)*, **ARCT V, ARC-HT II,** *(except ARC-HT II investors in PA)* **ARC Retail** *(except ARC Retail investors in PA)*, **NYRR, ARC RFT** *(except ARC RFT investors in OH, PA or WA)*, **BDCA and PE-ARC, make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Trust V, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For ARC Global investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust, Inc.
  - **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Daily NAV investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC-HT II investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for America Realty Capital Healthcare Trust II, Inc.
  - **For ARC RFT investors in OH, PA or WA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment accounts. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership (Non-Qualified)

- ☐ **Individual** – One signature required & initial.
- ☐ **Joint Tenants with Right of Survivorship** – All parties must sign & initial.
- ☐ **Tenants in Common** – All parties must sign & initial.
- ☐ **Company or Corporation or Partnership** – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.
- ☐ **Uniform Gift/Transfer to Minors Act** (UGMA/UTMA) – Owner and custodian signature required.
State of ______ Custodian for ______________
- ☐ **Estate** – Personal representative signature required.
Name of Executor: ______________
Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – Trustee or custodian signature required. Include plan documents.
Name of Trustee: ______________
- ☐ **Trust** – Trustee(s) signature(s) and copy of trust document or trust certificate required.
- ☐ **Transfer on Death**(1) – Must complete separate Transfer on Death Registration Form.
- ☐ **Other** (Specify) – ______________
Include title and signature pages.

2b. Custodial Ownership (Qualified)

- ☐ **Traditional IRA*** – One signature required.
- ☐ **Roll-Over IRA*** – One signature required.
- ☐ **Roth IRA*** – One signature required.
- ☐ **KEOGH Plan*** – One signature required.
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – Owner and custodian signature required.
- ☐ **401(k)** (Only available for ARC Daily NAV)
- ☐ **Other** (Specify) – ______________

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b)

Name of Trust or Business Entity (Does not apply to IRA accounts)

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: Please indicate Citizenship Status ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form (**W-8BEN, W-8ECI, W-8EXP or W-8IMY**) in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth: ______________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Footnotes:

1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

2 Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.

3 We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stock-holder's initial purchase of our shares.

4 I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Trust V, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

- I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

- I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL TRUST V, INC.

- I hereby subscribe for Shares of American Realty Capital Trust V, Inc. and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

- I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

- I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

- I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

ARC REALTY FINANCE TRUST, INC.

- I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

- I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

- I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.

☐ **Reinvest/Dividend Reinvestment Plan**[3] Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

C-2-4

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** (must enclose voided check) ☐ **Savings Account** (subject to bank verification)

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ ARC Realty Finance Trust, Inc. ☐ Business Development Corporation of America ☐ Phillips Edison – ARC Shopping Center REIT, Inc.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-5

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* (you must initial ALL appropriate representations below)	**Owner**	**Co-Owner**
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		
For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only:		
I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's liquid net worth.		
Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Global offering cannot exceed 10% of his or her net worth. ARC Global will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-6

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** (you must initial ALL appropriate representations below)	**Owner**	**Co-Owner**
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. For Ohio investors, ARC Daily NAV will not release subscriptions from escrow until it has received $20,000,000 in subscriptions in other jurisdictions.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Daily NAV offering cannot exceed 10% of his or her net worth. ARC Daily NAV will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARCT V, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARCT V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT V offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARCT V shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARCT V shares will be limited to 10% of their net worth (exclusive of home, home furnishings and automobile).		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the shares in the ARCT V offering as registered with the Securities Division.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT V and its affiliates cannot exceed 10% of the investor's net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT V and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARCT V shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

C-2-7

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* (you must initial ALL appropriate representations below)	**Owner**	**Co-Owner**
For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only *(Continued)*:		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARCT V.		
Iowa residents only: The maximum investment allowable in ARCT V or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT V offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT V offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in ARCT V, its affiliates and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.		
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II. ARC-HT II cannot accept subscriptions from Pennsylvania residents until it raises $85,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).

C-2-8

C-2-9

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* (you must initial ALL appropriate representations below)	Owner	Co-Owner
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Retail offering cannot exceed 10% of his or her net worth. ARC Retail will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For ARC Realty Finance Trust ("ARC RFT") Investors Only:	Owner	Co-Owner
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. For Ohio investors, ARC RFT will not release subscriptions from escrow until it has received $20,000,000 in subscriptions from other jurisdictions.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.		

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-10

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* (you must initial ALL appropriate representations below)	**Owner**	**Co-Owner**
For ARC Realty Finance Trust ("ARC RFT") Investors Only *(Continued)*:		
***Maine residents only*:** The Maine Office of Securities recommends that an investor's aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***North Dakota residents only*:** Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above.		
Washington residents only: ARC RFT cannot accept subscriptions from Washington residents until it raises $10,000,000 from other jurisdictions.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
***Arizona residents only*:** The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
***Iowa, Kentucky and New Jersey residents only*:** Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa and New Jersey investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
***Oregon residents only*:** In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***Nebraska residents only*:** Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
***Idaho residents only*:** Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
***North Dakota residents only*:** BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.

C-2-11

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* (you must initial ALL appropriate representations below)	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth (excluding home, home furnishings and automobiles).		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in shares of BDCA, its affiliates and in other non-traded business development company programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth.		
New Mexico residents only: Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC.		
For United Development Funding IV ("UDF IV") Investors Only:		
I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV.		
I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment.		
I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards-Restrictions Imposed by the USA PATRIOT Act and Related Acts."		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		

EFFECTIVE JULY 30, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-12

C-2-13

C-2-14

C-2-15

C-2-16

C-2-17

APPENDIX D

Transfer On Death Designation

American Realty Capital Global Trust, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York, and thus, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York. Any beneficiary wanting to purchase additional shares of common stock of American Realty Capital Global Trust, Inc., must meet applicable suitability standards.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana.
2.	Designation of beneficiaries: the account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.

d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital Global Trust, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐
First Middle Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐
First Middle Last
Social Security Number(s) of Stockholder(s)				Stockholder	Co-Stockholder
Daytime Telephone ____________________				______ State of Residence (Not accepted from residents of Louisiana)

B — TRANSFER ON DEATH (Not permitted in Louisiana)

I (we) authorize American Realty Capital Global Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	Lineal Descendents per Stirpes (“LDPS”): Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital Global Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital Global Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital Global Trust, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Realty Capital Global Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital Global Trust, Inc.

Signature — Investor (Required)	Date	Signature — Co-Investor (If Applicable)	Date

APPENDIX E

Letter of Direction

, 20
American Realty Capital Global Trust, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407
Re: Registered Investment Advisory Fees
   Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to, my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Global Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$     ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, Maryland, North Dakota or Ohio investors.

E-1